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                                                                    Exhibit 10.9

                              SETTLEMENT AGREEMENT



                  THIS SETTLEMENT AGREEMENT (this "Agreement") is executed this 27th day of May, 1998 by and among MARRIOTT INTERNATIONAL, INC., a Delaware corporation, INTERSTATE HOTELS CORPORATION, a Pennsylvania corporation, INTERSTATE HOTELS COMPANY, a Pennsylvania corporation, PATRIOT AMERICAN HOSPITALITY, INC., a Delaware corporation, and WYNDHAM INTERNATIONAL, INC., a Delaware corporation.

                              PRELIMINARY STATEMENT

      A.                 Pursuant to certain franchise agreements or license
                  agreements, Interstate Hotels Corporation (together with Interstate Hotels Company and its other Affiliates, collectively, "Interstate") is the franchisee, licensee or operator with respect to the 62 full service hotels and limited service hotels listed on Exhibits A, B, C and D attached to this Agreement, except for the Troy, Michigan Marriott hotel, for which an entity with which Patriot intends to merge serves as the franchisee of such hotel. Marriott is the franchisor or licensor with respect to each of such 62 hotels.

      B.                 Patriot and Interstate have entered into an Agreement
                  and Plan of Merger dated as of December 2, 1997 pursuant to which Interstate agreed to merge with and into Patriot (the "Merger") effective upon satisfaction of certain closing conditions.

      C.                 Marriott filed suit in the United States District Court
                  for the District of Maryland (the "Maryland Court") (Marriott International, Inc. v. Interstate Hotels Company, et al. CA #MJG-98-925) (the "Maryland Case") seeking to enjoin Interstate from transferring control, directly or indirectly, of the franchisee under certain of the franchise and license agreements noted above without Marriott's consent and to obtain certain other relief, alleging that the proposed Merger would violate the terms of such franchise agreements and license agreements and would cause irreparable harm to Marriott. Patriot filed suit in Dallas County, Texas state court (the "Texas Court") (Patriot American Hospitality, Inc. et al. v. Marriott International, Inc., Cause #98-02551-H) (the "Texas Case") alleging that Marriott tortiously interfered with the Merger.



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      D.                 The parties hereto desire to enter into this Agreement
                  (i) to settle and resolve the disputes among themselves that resulted in the filing of the Maryland Case and the Texas Case, and (ii) to consummate the transactions contemplated hereby.

              NOW, THEREFORE, in consideration of the mutual premises, obligations, covenants and agreements contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

              1. RECITALS. The foregoing recitals and statements are made a part of this Agreement.

              2. DEFINITIONS. Unless otherwise provided, capitalized terms used herein shall have the definitions specified below:

                      "Affiliate" means any Person that is directly or indirectly (through one or more intermediaries) Controlled by, under common Control with, or Controlling another Person; provided, however, that the term Affiliate shall not include any individual.

                      "Agreement" means this Settlement Agreement.

                      "Amendment to Tyson's Corner Management Agreement" shall have the meaning given such term in Section 3.3.1.

                      "Approved Operator" means, with respect to a particular point in time, a Person in good standing as an operator of Marriott-brand hotels, then approved to enter into franchise or license agreements with Marriott, as determined in accordance with Marriott's then existing standards. Unless otherwise expressly stated by Marriott, a Person shall be an Approved Operator only with respect to the specific Marriott brand for which that Person is approved.

                      "Approved Owner" means an owner who is neither (i) engaged in the business of operating, franchising or managing (as distinguished from merely owning or financing) its own brand or the functional equivalent of its own brand in competition with Marriott, nor (ii) known in the community as being of bad moral character, or has been convicted of a felony in any state or federal court, or is in Control of, or Controlled by Persons who have been convicted of felonies in any state or federal court.

                      "Certain Newco Shareholders" means, collectively, Messrs. Carreker, D. Fine, M. Fine and Nussbaum; provided, however, that each such individual shall be included in such term for only so long as the Voting Agreement continues in effect with respect to such individual.

                      "Control" means (and any form thereof, such as "Controlled" or "Controlling" means) the possession by one Person, directly or indirectly (through one or more intermediaries) of the power (i) to direct or cause the direction of the management or policies of another Person,



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whether through the ownership of voting stock, by contract or otherwise; or (ii)
to vote more than fifty percent (50%) of the voting stock of such Person in the case of a privately owned company, or to vote more than twenty percent (20%) of the voting stock of such Person in the case of a company whose stock is publicly traded.

                      "Covered Liability" shall have the meaning given such term in Section 8.1.

                      "Divestiture" means the transactions required by the terms of this Agreement involving Newco and its subsidiaries, IHC II, LLC and Interstate Hotels, LLC, pursuant to which Newco is recapitalized through a "spin-off" of all of Newco's common stock, other than the common stock owned by Patriot or Marriott, on a pro-rata basis to existing holders of outstanding paired shares of common stock of Patriot.

                      "Dollars" or "$" means United States Dollars.

                      "Effective Date of the Merger" shall have the meaning given such term in Section 3.2.4.1.

                      "Exhibit A Hotels" means the Marriott-brand hotels listed on Exhibit A, with respect to which the existing franchise agreements or license agreements with Interstate (collectively, the "Exhibit A Hotel Franchise Agreements"), together with any existing owner's agreements, will be terminated in accordance with the terms of this Agreement.

                      "Exhibit B Hotels" means the Marriott-brand hotels listed on Exhibit B, with respect to which (i) new submanagement agreements will be executed by the Submanager and IHC II, LLC as more particularly described in
Section 3.2.1 hereof (collectively, the "Submanagement Agreements"), and (ii) the obligations of the parties under all existing franchise agreements or license agreements with Interstate (collectively, the "Exhibit B Hotel Franchise Agreements"), except for the obligations of the franchisees thereunder to continue to make "franchise fee" payments, will be suspended, as more particularly set forth in Section 3.2.2.

                      "Exhibit B Liquidated Damages" means, with respect to any Exhibit B Hotel Franchise Agreement, liquidated damages equal to the sum of the projected franchise fees that would have been payable under such Franchise Agreement during its remaining term (as if such Franchise Agreement had not been terminated) as set forth on Schedule 12.4-B, discounted to present value using a 7.3% per annum discount rate. For any partial year, that year's franchise fees shall be determined by dividing the projected franchise fees set forth on
Schedule 12.4-B for such year by 365 and then multiplying the product by the remaining days in such year.



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                      "Exhibit C Hotels" means the Marriott-brand hotels listed
on Exhibit C, with respect to which the existing management agreements, franchise agreements or license agreements with Interstate (or, in the case of the Troy, Michigan Marriott hotel, with an Affiliate of Patriot) (collectively, the "Exhibit C Hotel Franchise Agreements") will be modified, as more particularly set forth in Section 3.3.2 and as otherwise set forth in Section 3.3.3.

                      "Exhibit C Liquidated Damages" means, with respect to any Exhibit C Hotel Franchise Agreement, liquidated damages equal to the sum of the projected franchise fees that would have been payable under such Franchise Agreement during its remaining term (as if such Franchise Agreement had not been terminated) as set forth on Schedule 12.4-C, discounted to present value using a 7.3% per annum discount rate. For any partial year, that year's franchise fees shall be determined by dividing the projected franchise fees set forth on
Schedule 12.4-C for such year by 365 and then multiplying the product by the remaining days in such year.

                      "Exhibit D Hotels" means the Marriott-brand hotels owned by the third parties listed on Exhibit D, with respect to which the existing franchise agreements or license agreements with Interstate or the Third-Party Owner (collectively, the "Exhibit D Hotel Franchise Agreements") will remain in place, as more particularly set forth in Section 4.1.

                      "Exhibit D Liquidated Damages" means, with respect to any Exhibit D Hotel Franchise Agreement, liquidated damages equal to the sum of the projected franchise fees that would have been payable under such Franchise Agreement during its remaining term (as if such Franchise Agreement had not been terminated) as set forth on Schedule 12.4-D, discounted to present value using a 7.3% per annum discount rate. For any partial year, that year's franchise fees shall be determined by dividing the projected franchise fees set forth on
Schedule 12.4-D for such year by 365 and then multiplying the product by the remaining days in such year.

                      "Existing Franchise Agreement Liquidated Damages" means, following consummation of the Divestiture, the liquidated damages or termination fees set forth in a Franchise Agreement and payable in connection with the termination of a Franchise Agreement but shall not include (i) any fees or changes due at the time of termination under or in connection with the Franchise Agreement other than as a result of such termination and (ii) and claims related to the failure to de-identify the hotel.

                      "Filing Date" means the earlier to occur of (i) ninety
(90) days following the Effective Date of the Merger, or (ii) one hundred twenty
(120) days following the date of this Agreement.

                      "Forbearance Termination Event" means that Patriot shall not have caused (i) all filings to be made pursuant to Section 5.11 by the Filing Date or (ii) the Divestiture to occur prior to the Final Divestiture Date.

                      "Final Divestiture Date" means January 29, 1999.


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                      "Franchise Agreements" mean, collectively, the Exhibit A
Hotel Franchise Agreements, the Exhibit B Hotel Franchise Agreements, the Exhibit C Hotel Franchise Agreements and the Exhibit D Hotel Franchise Agreements and, individually, any of such Franchise Agreements.

                      "Indemnified Party" shall have the meaning given such term in Section 8.1.

                      "IHC II, LLC" means IHC II, LLC, a Delaware limited liability company to be owned 99.99% by Newco and 0.01% by Marriott.

                      "Interstate" has the meaning given in Preliminary Statement (A).

                      "Interstate Hotels, LLC" means Interstate Hotels, LLC, a Delaware limited liability company and successor-by-merger to Interstate Hotels Corporation, the ownership of which, subject to consummation of the Divestiture, is currently contemplated to be approximately 65% by Patriot and 35% by Newco.

                      "Interstate Releasors" shall have the meaning given such term in Section 10.4.

                      "Marks" shall have the meaning given such term in Section 12.1.

                      "Marriott" means and includes Marriott International, Inc. and its Affiliates.

                      "Marriott Released Parties" shall have the meaning given such term in Section 10.3.

                      "Marriott Releasors" shall have the meaning given such term in Section 10.2.

                      "Merger" means the merger of Interstate with and into Patriot pursuant to the terms and conditions of the Agreement and Plan of Merger dated as of December 2, 1997, as amended.

                      "Newco" means a Maryland corporation to be formed in accordance with Section 5.1 hereof.

                      "Patriot" means and includes Patriot American Hospitality, Inc., Patriot Partnership, Wyndham International, Inc. and their Affiliates and, upon the Merger, shall include Interstate.




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                      "Patriot and Interstate Released Parties" shall have the
meaning given such term in Section 10.2.

                      "Patriot Interest" means, effective upon consummation of the Merger (except for the Troy, Michigan Marriott hotel, which is currently owned by Patriot) with respect to Patriot's ownership of an Exhibit B Hotel or an Exhibit C Hotel (as the case may be): (i) the hotel, or the Person owning the hotel, in all cases where Patriot, directly or indirectly, owns 100% of the hotel; and (ii) in all cases where Patriot (directly or indirectly) owns less than 100% of the hotel, Patriot's actual ownership interest in the hotel or the Person that owns the hotel.

                      "Patriot Partnership" means Patriot American Hospitality Partnership, L.P., a Virginia limited partnership.

                      "Patriot Releasors" shall have the meaning given such term in Section 10.3.

                      "Person" means an individual, a partnership, a corporation, a limited liability company, a government agency or department, a trust, or any unincorporated organization.

                      "Primary Manager" means IHC II, LLC.

                      "Primary Management Agreement" means the management agreement between IHC II, LLC and Wyndham as described in Section 5.15.

                      "REIT" shall have the meaning given such term in Section 3.2.4.5.

                      "Restricted Purchasers" means Patriot, any Affiliate of Patriot, directors who are then employed by Patriot or were so employed within one (1) year prior to the proposed sale or transfer to such Person, senior executive officers, or principal shareholders of Patriot or its Affiliates who are then employed by Patriot or were so employed within one (1) year prior to such sale or transfer, the Certain Newco Shareholders and any joint venture or partnership in which any of the foregoing have a Controlling interest.

                      "Right of First Refusal" shall have the meaning given such term in Section 3.2.4.3.

                      "Securities Filings" shall have the meaning given such term in Section 12.1.

                      "Sensitive Information" shall have the meaning given such term in Section 12.2.

                      "Special Fee" means the fee, payable to the Submanager in connection with the termination of a Submanagement Agreement as provided herein, equal to 2.35%, which already reflects a reduction for a 0.5% cost factor and which is subject to adjustment pursuant to Section 5.11, multiplied by the projected gross revenues that would have been generated by the hotel under such terminated Submanagement Agreement during its remaining term as set forth on
Schedule 2


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(had such Submanagement Agreement not been terminated) (the "Remaining Projected
Fees"). Schedule 2 reflects whole calendar years, and any partial year shall be determined by dividing the relevant year's projected revenue in Schedule 2 by 365 and then multiplying the product by the remaining days in such partial year. Marriott has the option to receive the Remaining Projected Fees as either (i) a lump sum determined by discounting the Remaining Projected Fees to present value using a 7.3% per annum discount rate, or (ii) increased "Base Management Fees" under the not terminated Submanagement Agreements equal to 2.35% (subject to Section 5.11) of the Remaining Projected Fees of the terminated Submanagement Agreement spread pro rata among the hotels in which Patriot holds 100% of the ownership interests. Marriott shall elect option (i) or (ii) within sixty (60) days after such fee becomes payable pursuant to the terms of this Agreement.

                      "Submanagement Agreement" shall have the meaning given such term in Section 3.2.1.

                      "Submanager" means Marriott International, Inc. or a wholly-owned subsidiary (direct or indirect) of Marriott International, Inc., as the case may be, as the submanager under the various Submanagement Agreements.

                      "Territory" means an Exhibit B Territory as defined in
Section 3.2.2.2 or an Exhibit C Territory as defined in Section 3.3.2.

                      "Third-Party Owner" means with respect to any hotel listed on Exhibit D, any person who owns such hotel.

                      "Wyndham" means, collectively, Wyndham International, Inc., a Delaware corporation, and Patriot American Hospitality Operating Partnership, L.P., a Delaware limited partnership.


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              3.      INTERSTATE-OWNED HOTELS.

                      3.1      Exhibit A Hotels.

                               3.1.1     Termination of Franchise Agreements.
Patriot shall use its reasonable best efforts to obtain all necessary consents and approvals required in order to permit the termination of the Exhibit A Hotel Franchise Agreements (and the existing related owner's agreements). All such Exhibit A Hotel Franchise Agreements (and the existing related owner's agreements) with respect to which the necessary consents and approvals have been obtained by Patriot shall be terminated on the dates set forth on Exhibit A; provided, however, that prior to such termination such Franchise Agreements shall be held by Patriot as franchisee thereunder, and the corresponding hotel shall be managed by an Affiliate of Patriot. In connection with any such termination, Patriot and its Affiliates shall fully and timely "de-identify" each of the relevant Exhibit A Hotels as Marriott hotels, and all amounts payable by Interstate, Patriot, Wyndham or any Affiliate thereof under any existing Exhibit A Hotel Franchise Agreement (subject to Section 3.1.3) shall be paid to Marriott on or prior to the termination date of the relevant Exhibit A Hotel Franchise Agreement or within fifteen (15) days after the date of any subsequent invoice. Until such termination, each such Exhibit A Hotel Franchise Agreement (and the existing related owner's agreement) shall continue in full force and effect, and the franchisee thereunder shall be obligated to continue to make all payments to Marriott or its Affiliates and otherwise to continue to perform all of its obligations under such Franchise Agreement, and the franchisor thereunder shall continue to perform all of its obligations under such Franchise Agreement. Until any such Exhibit A Hotel Franchise Agreement is terminated or expires, such agreement shall be subject to Section 12 hereof. The parties agree that effective upon the Merger, each Exhibit A Hotel Franchise Agreement for which the relevant consents referred to on Schedule 6.2.6 have been obtained is hereby amended so that there are no restrictions on Patriot or the Primary Manager from developing, owning, franchising or operating other hotels within a designated area around the relevant Exhibit A Hotel.

                               3.1.2     Failure to Terminate.  If, despite
Patriot's reasonable best efforts, any such Exhibit A Hotel Franchise Agreement is not terminated on the date set forth on Exhibit A solely because the relevant consents and approvals listed on Schedule 6.2.6 have not been obtained, the management fees payable to Marriott pursuant to the Submanagement Agreements shall be adjusted downward (pro-rata, with respect to all Submanagement Agreements) to reflect the continuation of such Exhibit A Hotel Franchise Agreements beyond such agreed upon termination date. If Patriot ultimately obtains such missing consent within one (1) year after the scheduled termination of the relevant Exhibit A Hotel Franchise Agreement, then such Franchise Agreement (and the related owner's agreement) shall be terminated as of the date of such consent and the management fees under the related Submanagement Agreements shall be re-adjusted upward (pro-rata, with respect to all Submanagement Agreements) to reflect such termination as of such date. Adjustments under this Section 3.1.2 shall be effected in a manner that is designed to achieve fee neutrality on a net present value basis, assuming a 7.3% per annum discount rate, between the termination fees otherwise payable in connection with the termination of the Exhibit A Hotel Franchise Agreement and the fees to be earned under the Submanagement Agreements relating to



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the Exhibit B Hotels in which Patriot holds a 100% ownership interest. If
Patriot does not obtain such consent within one (1) year after the scheduled termination of the relevant Exhibit A Hotel Franchise Agreement, then the initial adjustment to the management fees to reflect the continuation of such Franchise Agreement shall become permanent, and the management of such hotel shall then be transferred to the Primary Manager.

                               3.1.3     Waiver of Termination Fees.  Effective
upon the respective termination date of each of the Exhibit A Hotel Franchise Agreements terminated pursuant to Section 3.1.1 or 3.1.2 hereof, Marriott hereby waives any right to receive any liquidated damages or termination fees payable to it pursuant to the terms of such Exhibit A Hotel Franchise Agreements (or the related owner's agreements) as a result of such termination. Additionally, the parties agree as follows:

              a. The following definitions will apply to this Section 3.1.3:

                           "Termination Fee Payment Agreement" shall mean that certain agreement dated December 15, 1995, by and between Interstone/CGL Partners L.P.
                           ("Interstone/CGL") and Marriott Hotel Services, Inc. ("MHSI").

                           "Franchise Agreements" shall have the meaning given in the fourth "Whereas" clause of the Termination Fee Payment Agreement.

                           "Payment Event" shall have the meaning given in
                           Section 1(a) of the Termination Fee Payment
                           Agreement.

                  b. Marriott agrees that the termination of any of the Franchise Agreements pursuant to the terms of this Agreement shall not constitute a Payment Event under the Termination Fee Payment Agreement.

                  c. The parties acknowledge and agree that the remaining terms of the Termination Fee Payment Agreement shall remain in effect.

                               3.1.4     Termination and Payments If No
Divestiture. If a Forbearance Termination Event occurs, in addition to its other rights pursuant to this Section 3.1, Marriott shall have the right to terminate all Exhibit A Franchise Agreements (and the related owner's agreement), and Patriot agrees to pay Marriott the amounts described on Schedule 3.1.4 hereof for each Exhibit A Hotel.


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                           3.2           Exhibit B Hotels.

                               3.2.1     Execution of Submanagement Agreements.
On or before the Divestiture, the Submanager and IHC II, LLC will execute Submanagement Agreements for each of the Exhibit B Hotels in the form attached as Exhibit B, which Submanagement Agreements shall become effective immediately upon execution for a term commencing on the "Take-Over Dates" (as defined in the Submanagement Agreements), and pursuant to which the Submanager shall submanage (as more particularly set forth therein) the relevant Exhibit B Hotel (each a "Submanagement Agreement" and collectively, the "Submanagement Agreements") as of the "TakeOver Dates" (as defined in such Submanagement Agreements), which dates correspond to the dates set forth on Exhibit B. For any hotel listed on
Schedule 6.2.6, the terms of this Section 3.2.1 shall not apply to such hotel until the consent set forth in Schedule 6.2.6 for such hotel is obtained. The management fees of 2.85% payable to the Submanager for its submanagement services under the Submanagement Agreements (on a collective basis), subject to adjustment under Sections 3.1.2 and 5.11, reflect the value of Marriott management (including costs), and the loss in economic value resulting from the termination of the Exhibit A Hotel Franchise Agreements.

              If, despite Patriot's reasonable best efforts and Marriott's efforts to obtain the relevant consents referred to on Schedule 6.2.6, the execution and effectiveness of any of the Submanagement Agreements must be delayed beyond such Take-Over Dates because the relevant consents and approvals listed on Schedule 6.2.6 have not been obtained (the "Delayed Submanagement Agreements"), the management fees payable to Marriott pursuant to those Submanagement Agreements which do become effective as of such Take-Over Dates and with respect to which Patriot owns 100% of the related Exhibit B Hotel (the "Timely Submanagement Agreements") shall be adjusted upward (pro-rata, with respect to all such Timely Submanagement Agreements) to reflect the delayed effectiveness of the Delayed Submanagement Agreements beyond their Take-Over Dates. If Patriot ultimately obtains such missing consent within one (1) year after such Take-Over Date, then such Delayed Submanagement Agreement shall be executed and become effective within sixty (60) days after the date of such consent and the management fees under the Timely Submanagement Agreements shall be re-adjusted downward (pro-rata, with respect to all such Timely Submanagement Agreements) to reflect such execution and effectiveness as of such date. If Patriot does not obtain such consent within one (1) year after the scheduled Take-Over Date of a particular Delayed Submanagement Agreement, then the initial adjustment to the Timely Submanagement Agreements to reflect such failure to obtain a required consent shall become permanent.



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                               3.2.2     Suspension of Obligations,
Modification of Franchise Agreements.

                                         3.2.2.1      Suspension.  Beginning on
the "Take-Over Date" (as defined therein) of each Submanagement Agreement and continuing during the period when the Submanager has possession of the relevant Exhibit B Hotel under the relevant Submanagement Agreement, the rights and obligations of the franchisee and franchisor under the related Exhibit B Franchise Agreement shall be suspended for all purposes, except as modified by this Agreement and except for the obligation of the franchisee thereunder to make "franchise fee" payments (i.e., payments to Marriott of a percentage of gross room sales and, in certain agreements, gross food and beverage sales, which are not designated for marketing, purchasing or other ancillary services), which obligation shall continue in full force and effect. In connection with any such suspension, all amounts not then in dispute that are then currently past due under the relevant Exhibit B Hotel Franchise Agreements shall be paid to Marriott on or prior to the date of suspension or within fifteen (15) days after the date of any subsequent invoice.

                                         3.2.2.2      Modifications.  Each of
the Exhibit B Hotel Franchise Agreements is amended, effective upon the consummation of the Merger, to provide that upon the termination (but not the expiration) of any such Franchise Agreement by the franchisee or, upon the default by such franchisee, by Marriott, Marriott shall have the right to acquire from Patriot or its Affiliate the Patriot Interest in the relevant Exhibit B Hotel at a price determined pursuant to Section 3.2.2.3, less the amount of the Special Fee otherwise payable as a result of the termination of the underlying Submanagement Agreement (to the extent not paid); provided, however, that Marriott shall have no such right to acquire such Patriot Interest in the event of the termination of a Submanagement Agreement (and related Franchise Agreement) pursuant to Section 11.22 of such Submanagement Agreement. For any hotel listed on Schedule 6.2.6, the terms of this Section 3.2.2.2 shall not apply to such hotel until the consent set forth in Schedule 6.2.6 for such hotel is obtained. Marriott shall elect to exercise such right to purchase (if at all) within thirty (30) days after the termination of such Franchise Agreement, and the parties shall use their reasonable best efforts to close the related purchase transaction within ninety (90) days after the determination, pursuant to Section 3.2.2.3, of the purchase price for such Patriot Interest. In addition, each Exhibit B Hotel Franchise Agreement is hereby amended, effective upon consummation of the Merger, (i) to delete any provision that limits, restricts or in any way modifies Marriott's ability to develop, operate, manage or franchise any hotel (including any provisions requiring Marriott to provide franchisee with notice and/or an opportunity to develop other hotels) within a restricted geographic area or territory as set forth in such agreement (an "Exhibit B Territory"), and (ii) to amend each such Franchise Agreement to incorporate by reference Sections 11.13 and 11.22 of the Submanagement Agreement for the relevant Exhibit B Hotel regardless of whether the relevant Submanagement Agreement has been executed or terminated, and to interpret the defined terms of Sections 11.13 and 11.22 of the Submanagement Agreement to give effect to and make binding on themselves the



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provisions of Sections 11.13 and 11.22 solely for the purpose of defining
Marriott's rights to operate or manage (or franchise another party to operate or manage) any hotel in/or around a "Restricted Area" as defined in a Submanagement Agreement. Upon any termination of any such Submanagement Agreement pursuant to
Section 11.22 thereof (and the termination of the corresponding Franchise Agreement), neither the Special Fee nor the liquidated damages set forth on
Schedule 3.2.7 shall be payable. The parties agree that effective upon the Merger, each Exhibit B Hotel Franchise Agreement is hereby amended so that there are no restrictions on Patriot or the Primary Manager from developing, owning, franchising or operating other hotels within a designated area around the relevant Exhibit B Hotel.

                                         3.2.2.3      Determination of Purchase
Price. The parties shall attempt by good faith negotiation to arrive at a fair market value purchase price for Patriot Interest to be acquired by Marriott pursuant to Section 3.2.2.2. In the event that pursuant to such negotiations, Marriott and Patriot do not agree upon a price for such Patriot Interest, Marriott and Patriot each shall, at its own expense and within thirty (30) days thereafter, obtain an appraisal of the fair market value of such Patriot Interest from a nationally recognized appraiser of hotel properties comparable to such hotel. In determining the fair market value of such hotel, the appraisers shall be instructed to assume that the hotel is not subject to a management agreement but is subject to the existing Franchise Agreement. If such appraisals differ, then the determination of the purchase price for such Patriot Interest shall be submitted to arbitration in Washington, D.C. in accordance with the arbitration rules of the American Arbitration Association then in effect. The parties shall jointly select a single arbitrator. If the parties are unable to agree upon an arbitrator within ten (10) days following the 30-day period during which the appraisals were obtained, the arbitrator shall be selected by the respective appraisers selected by each party within ten (10) days of such initial 10-day period. Such arbitrator whether selected by the parties or by their appraisers, shall be knowledgeable with respect to the appraisal of hotel properties and shall be instructed and obligated to decide, within thirty (30) days after such submission, whether the appraisal submitted by Marriott or the appraisal submitted by Patriot most accurately reflects the fair market value of such Patriot Interest, and the written decision of the arbitrator shall be conclusive and binding on the parties and enforceable by a court of competent jurisdiction. The expenses of the arbitration shall be borne equally by the parties to the arbitration.

                               3.2.3     INTENTIONALLY OMITTED

                               3.2.4     Limitations on Sale of Exhibit B
Hotels. Sales or other transfers by Patriot of a Patriot Interest in an Exhibit B Hotel may be made to Restricted Purchasers only with Marriott's prior written consent (which consent shall not be unreasonably withheld or delayed) and only upon the Restricted Purchaser providing a replacement guaranty, owner agreement, and corporate structure, all of which give Marriott protections and rights that Marriott reasonably believes are substantially identical to or better than Marriott had prior to such transfer. Any transfers of all Patriot Interests in connection with any merger, sale by Patriot of all or substantially all of its assets, or other similar business combination of Patriot, Wyndham and their respective Affiliates, shall not constitute a "sale" or "transfer" of a Patriot Interest for purposes of this Section 3.2.4. Any sale or other transfer of a Patriot Interest in an Exhibit B Hotel to any Person who is not a Restricted Purchaser may only be made as follows:

                                         3.2.4.1    Prior to the fifth
         anniversary of the date on which the effective time of the Merger occurs (the "Effective Date of the Merger"), no sale or other transfer of any Patriot Interest shall be permitted without Marriott's prior written consent, which consent may be withheld by Marriott in its sole and absolute discretion, and such consent, if granted, will be granted only if (i) Marriott has received written notice of such transaction at least thirty (30) days prior thereto and such notice gives Marriott reasonably sufficient detail about the proposed transaction to understand how the transaction will affect the Marriott hotel, and (ii) the transferee assumes the Submanagement Agreement and the suspended Exhibit B Hotel Franchise Agreement pursuant to documentation reasonably acceptable in form and substance to Marriott relating to such hotel. For any hotel listed on Schedule 6.2.6, the terms of this
         Section 3.2.4.1 shall not apply to such hotel until the consent set forth in Schedule 6.2.6 for such hotel is obtained.

                                         3.2.4.2    Beginning with the fifth
         anniversary of the Effective Date of the Merger and ending with the seventh anniversary thereof, any Patriot Interest may be sold or otherwise transferred to an Approved Owner without the prior written consent of Marriott, if immediately prior to such transfer, Patriot cures all outstanding breaches (if any) by IHC II, LLC under the Submanagement Agreement and if the transferee assumes the Submanagement Agreement and the suspended Exhibit B Hotel Franchise Agreement pursuant to documentation reasonably acceptable in form and substance to Marriott relating to such hotel and provided that Marriott has received written notice of such transaction at least thirty (30) days prior thereto and that Marriott has not stated within such 30-day period that such transferee is not an Approved Owner. For any hotel listed on Schedule 6.2.6, the terms of this Section 3.2.4.2 shall not apply to such hotel until the consent set forth in Schedule 6.2.6 for such hotel is obtained.

                                         3.2.4.3    The provisions of this
         Section 3.2.4.3 and Sections 3.2.4.1 and 3.2.4.2 shall not prohibit or limit a sale by Patriot to its joint venture partner pursuant to the exercise by such partner of a buy-sell or similar right currently held by such partner with respect to Patriot's Interest in Warner Center. Following the seventh anniversary of the Effective Date of the Merger, any Patriot Interest may be sold or otherwise transferred to an Approved Owner without the prior written consent of Marriott, provided that Marriott shall have a right of first refusal, pursuant to Section
         3.2.4.3.1 (the "Right of First Refusal"), with respect to such sale (for as long as the Exhibit B Hotel Franchise Agreement remains in place) and provided further, that Marriott has received written notice of such transaction at least thirty (30) days prior thereto and that Marriott has not stated within such 30-day period that such transferee is not an Approved Owner. For any hotel listed on Schedule 6.2.6, the terms of this Section 3.2.4.3 shall not apply to such hotel until the consent set forth in Schedule 6.2.6 for such hotel is obtained. If Marriott elects not to exercise such Right of First Refusal, IHC II, LLC (at the direction of Wyndham) may terminate the Submanagement Agreement relating to such hotel in connection with the sale or transfer if an Approved Operator replaces Marriott as the operator of such hotel, provided that (i) Patriot shall pay to Marriott in connection with any such sale, the Special Fee and (ii) such new owner assumes, pursuant to documentation reasonably acceptable in form and substance to Marriott, the relevant Exhibit B Hotel Franchise Agreement, with the suspended obligations of the franchisee thereunder being reinstated at such time with the same terms and provisions, except as amended by this Agreement, as existed immediately prior to such suspension, provided however, that if such owner is not an Approved Operator, such new owner shall enter into a management contract with an Approved Operator to operate the hotel.

                                                 3.2.4.3.1     Following the
         seventh anniversary of the Effective Date of the Merger, prior to accepting an offer to buy a Patriot Interest, Patriot shall send Marriott two copies of a contract for the sale of the Patriot Interest embodying the terms of an offer which Patriot has received from a third party regarding Patriot's sale of such Patriot Interest, both copies of which have been duly executed by Patriot, together with a written notification from Patriot of its intention to sell the Patriot Interest to such third party. Marriott shall have the right, within thirty (30) days after its receipt of the contract and the written notice, to elect to purchase the Patriot Interest on the terms and conditions set forth in the contract. In the event Marriott elects to accept the offer embodied in the contract, Marriott must do so by executing one copy of the contract and returning it to Patriot within such thirty (30) day period, and in such case, the closing of such purchase transaction shall occur within ninety (90) days after such election by Marriott, subject to the terms of such contract. If Marriott defaults under its obligations under such contract to purchase such Patriot Interest, Marriott shall no longer have a Right of First Refusal with respect to such Patriot Interest. If Marriott elects not to exercise its Right of First Refusal within such thirty (30) day period, then the offer embodied in the contract shall be deemed withdrawn and Patriot may accept the offer which it received from such third party and close as set forth in its contract. If for any reason such purchase does not close as set forth in the contract, then any subsequent offer must first be submitted to Marriott in accordance with the provisions of this Section 3.2.4.3.1. If Marriott purchases under this Section 3.2.4.3.1, the price will be reduced by the amount of the Special Fee, and if it does not, and if the respective Submanagement Agreement terminates, Marriott will be paid such amount by Patriot pursuant to
         Section 3.2.6. If an Exhibit B Hotel (or Tyson's Corner) is sold and the Submanagement Agreement is not terminated, then Patriot shall cause the purchaser to assume the rights and obligations of the "Primary Manager" thereunder, unless a different structure is agreed to by Marriott.

                                         3.2.4.4    Notwithstanding the
provisions of Sections 3.2.4.1 and 3.2.4.2, Patriot shall have the right to sell or transfer a Patriot Interest relating to the Exhibit B Hotels located in Houston, Harrisburg or Atlanta, provided that any such sale or transfer shall be governed by the procedures set forth in Section 3.2.4.3 (including without limitation Section 3.2.4.3.1), regardless of when such Patriot Interest is sold or transferred. Wyndham shall have the right to terminate the Primary Management Agreement and to cause IHC II, LLC to terminate the relevant Exhibit B Hotel Franchise Agreement, and the relevant Submanagement Agreement, upon any sale of the Patriot Interest in the Exhibit B Hotel located in Houston and in connection with such termination, and Patriot shall pay to Marriott the Exhibit B Liquidated Damages for such hotel.

                                         3.2.4.5    Any other provision of this
Section 3.2.4 notwithstanding, Patriot shall be permitted to sell or transfer a Patriot Interest in an Exhibit B Hotel if, in the opinion of counsel for Patriot, such sale or transfer is reasonably necessary in order to satisfy the Real Estate Investment Trust ("REIT") qualification provisions of Internal Revenue Code Section Section 856 and 857 relating to Patriot's income tests and quarterly asset tests (including under proposed legislation not currently enacted), provided that the transferee is acceptable to Marriott in the exercise of its reasonable discretion (considering the effect on Patriot of not transferring such Interest) and further provided that (A) if all of the Patriot Interest is transferred, (i) the transferee shall execute a replacement guarantee, owner agreement and corporate structure, all of which give Marriott protection and rights that Marriott reasonably believes are substantially identical to or better than Marriott had prior to such transfer, and (ii) the transferee shall execute a written agreement, in form and substance reasonably acceptable by Marriott, to be bound by the restrictions on transfer set forth in this Section 3.2.4, and (B) if less than all of the Patriot Interest is transferred, Marriott shall be reasonably satisfied that its rights and remedies immediately following the transfer are substantially identical to or better than such rights and remedies immediately prior to such transfer.

                                         3.2.4.6    The provisions of this
Section 3.2.4 (including Sections 3.2.4.1 through 3.2.4.5) shall be effective only upon consummation of the Divestiture and shall expire with respect to each Exhibit B Hotel upon the termination or expiration of the respective Exhibit B Hotel Franchise Agreement; provided, however, that prior to such time and before the earlier of the consummation of the Divestiture or a Forbearance Termination Event, Patriot shall take no action with respect to the sale or transfer of any Patriot Interest in an Exhibit B Hotel that would in any way deprive or prejudice Marriott's rights to purchase any such Patriot Interest under Sections 3.2.2.2., 3.2.4.3, and 3.2.7.

                               3.2.5    Substitution.

                                        3.2.5.1     Failure to Obtain Warner
Center Consents. Patriot shall use its reasonable best efforts to obtain all necessary consents and approvals required in order to permit the extension through December 31, 2015 of the Franchise Agreement on Warner Center, the Right of First Refusal of Marriott pursuant to Section 3.2.4.3, and to the other arrangements set forth in this Agreement relating to Warner Center. If Patriot fails to obtain such consents within one year after the consummation of the Divestiture, Marriott and Patriot agree that IHC II, LLC shall instead (i) enter into an extension through December 31, 2015 with Marriott of the Franchise Agreement on Casa Marina and (ii) enter into a Submanagement Agreement with the Submanager providing for the submanagement of Casa Marina through December 31, 2015. In connection with any such extension of the Franchise Agreement on Casa Marina and the entering into of a Submanagement Agreement regarding Casa Marina, Exhibits A, B and C hereto shall be deemed to be amended so that Casa Marina shall be included on Exhibit B and Warner Center shall be included on Exhibit C. If Patriot fails to obtain any necessary consent to the submanagement of Warner Center by the Submanager, then Marriott shall have the option, subject to Marriott's obtaining any necessary consents of Host Marriott, of entering into a Submanagement Agreement relating to any one of the following Marriott hotels, subject to Section 3.2.5.3: San Francisco -- Fisherman's Wharf, Charlotte Executive Park, Manhattan Beach, Pittsburgh City Center, Ontario Airport, or Waterford Oklahoma City.

                                        3.2.5.2     [INTENTIONALLY OMITTED].

                                        3.2.5.3     Fee Neutrality. The terms of
any Submanagement Agreement entered into pursuant to this Section 3.2.5 shall be designed to achieve fee neutrality on a net present value basis, assuming a 7.3% per annum discount rate, with respect to the Submanagement Agreement it is designed to replace.

                               3.2.6    Marriott Rights Upon Termination of the
Submanagement Agreements. If a Submanagement Agreement is terminated (but not upon expiration or termination pursuant to Section 11.22 of the Submanagement Agreement ("Restricted Area Right of Termination")) by IHC II, LLC or, upon a default by IHC II, LLC thereunder, by the Submanager, and either Newco or one of its Affiliates is then an Approved Operator under Marriott's continuing system standards after the Divestiture, then such Approved Operator shall assume, pursuant to documentation reasonably acceptable in form and substance to Marriott, the relevant Exhibit B Hotel Franchise Agreement, with the suspended obligations of such Approved Operator as the new franchisee thereunder being reinstated at such time with the same terms and provisions, except as amended by this Agreement, as existed immediately prior to such suspension. If upon such termination, neither Newco nor any of its Affiliates is then an Approved Operator under Marriott's continuing system standards, then Patriot shall secure such an Approved Operator, and such Approved Operator shall assume the relevant Exhibit B Hotel Franchise Agreement as set forth immediately above.

              If a Submanagement Agreement is terminated (but not upon expiration or termination pursuant to Section 11.22 of the Submanagement Agreement ("Restricted Area Right of Termination")) by IHC II, LLC or, upon a default by IHC II, LLC thereunder, by the Submanager, Patriot shall be obligated to pay the Special Fee to Marriott.

                               3.2.7     Further Rights to Acquire Exhibit B
Hotels and Termination Rights. If a Forbearance Termination Event occurs, in addition to its other rights pursuant to this Section 3.2, Marriott also shall have the right with respect to each Exhibit B Hotel, (i) to acquire the

Patriot Interest in such Exhibit B Hotel at a purchase price arrived at pursuant to a process consistent with that provided in Section 3.2.2.3 hereof, and paid in accordance with the provisions of Section 3.2.2.2 (in which case, the amounts set forth on Schedule 3.2.7 shall not be payable for such hotel), or (ii) to terminate the respective Exhibit B Hotel Franchise Agreement and in connection therewith Patriot agrees to pay to Marriott the amounts set forth on Schedule
3.2.7 hereof for such hotel. For any hotel listed on Schedule 6.2.6, the terms of this Section 3.2.7 shall not apply to such hotel until the consent set forth in Schedule 6.2.6 for such hotel is obtained. Marriott shall elect to exercise such right to purchase (if at all) within thirty (30) days after the Final Divestiture Date, and the parties shall use their reasonable best efforts to close each such related purchase transaction within 120 days after the respective determination, pursuant to Section 3.2.2.3, of the purchase price(s) for such Patriot Interest(s). With respect to each Patriot Interest that Marriott elects not to purchase under this Section 3.2.7 (or otherwise breaches any contract entered into with Patriot pursuant to an affirmative election to purchase), Marriott's right to purchase such Patriot Interest shall then be terminated.

                               3.2.8     Funding of Capital Plan Shortfalls.
Contemporaneously with the Merger, Patriot shall cause the escrow funds set forth in Exhibit B-2 to the Submanagement Agreements (including, to the extent not previously funded, all loans/advances referenced in the last parenthetical thereof) for Exhibit B Hotels to be funded into a separate account.

              Upon execution of Submanagement Agreements, Patriot shall cause such accounts to be transferred to Wyndham pursuant to its lease agreement with IHC II, LLC and from Wyndham to IHC II, LLC pursuant to the Primary Management Agreement.

                               3.2.9     Obligation to Obtain Consents. Except
with respect to any consent or approval required from Host Marriott relating to an Exhibit B Hotel, where Patriot shall not be obligated to use reasonable best efforts to obtain such consent, Patriot shall be obligated to use its reasonable best efforts to obtain all consents and approvals referred to on Schedule 6.2.6. Patriot agrees that with respect to Marriott's efforts to obtain Host Marriott's consent relating to Exhibit B Hotels partially owned by Host Marriott, Patriot shall provide adequate assurances to Host Marriott that it shall not be economically disadvantaged as a result of the fee differentials (including chain services differentials) between the Submanagement Agreement and the existing Franchise Agreement and the existing management agreement.

                               3.2.10    Current Defaults. Marriott hereby
acknowledges that, to its knowledge, no current or past defaults by the franchisees exist under the Exhibit B Hotel Franchise Agreements (excluding life safety and ADA issues), nor has Marriott issued any formal "red zone" notifications with respect to the Exhibit B Hotels. The parties agree that any default thereunder declared or occurring subsequent to the date hereof shall be addressed pursuant to the terms of such Franchise Agreements.

                      3.3      Exhibit C Hotels.

                               3.3.1     Modification of Tyson's Corner
Management Agreement. The provisions of this Section 3.3.1 shall not prohibit or limit a sale by Patriot to its joint venture partner pursuant to the exercise by such partner of a buy-sell or similar right currently held by such partner with respect to Patriot's Interest in Tyson's Corner. On or before the Divestiture, Patriot shall use its reasonable best efforts to cause Interstone/CGL Partners, L.P. to enter into the First Amendment to Hotel Management Agreement -- Tyson's Corner Marriott Hotel with Marriott in the form attached hereto as Exhibit C-1 (the "Amendment to Tyson's Corner Management Agreement"), pursuant to which, as more particularly set forth therein, the Submanager shall continue to manage the Tyson's Corner Marriott. Patriot acknowledges that Cigna must consent to the execution of such Amendment to Tyson's Corner Management Agreement and commits to use its reasonable best efforts to obtain such consent. If Patriot fails to secure such consent, then during the term of such underlying Tyson's Corner Hotel Management Agreement, Patriot shall be prohibited from selling or otherwise transferring its ownership interest in the Tyson's Corner Marriott without the prior written consent of Marriott, unless and until it obtains the consent of Cigna.

                               3.3.2     Modification of Exhibit C Hotel
Franchise Agreements. Each of the Exhibit C Hotel Franchise Agreements (except for Troy and Tyson's Corner, as to which the provisions of this Section 3.3.2 shall not apply) is amended, effective as of the date hereof to provide that upon the termination of such Franchise Agreement by either party thereto (but not the expiration), Marriott shall have the right to acquire from Patriot or its Affiliate the Patriot Interest in the relevant Exhibit C Hotel at a price determined pursuant to Section 3.2.2.3, and paid in accordance with the provisions of Section 3.2.2.2. Marriott shall elect to exercise such right to purchase (if at all) within thirty (30) days after the termination of such Franchise Agreement, and the parties shall use their reasonable best efforts to close the related purchase transaction within ninety (90) days after such determination, pursuant to Section 3.2.2.3, of the purchase price for such Patriot Interest. In addition, each Exhibit C Hotel Franchise Agreement is hereby amended effective upon consummation of the Merger, (i) to delete any provision that limits, restricts or in any way modifies Marriott's ability to develop, operate, manage or franchise any hotel (including any provisions requiring Marriott to provide franchisee with notice and/or an opportunity to develop other hotels) within a restricted geographic area or territory as set forth in such Franchise Agreement (an "Exhibit C Territory") (regardless of whether the applicable provision has or shall lapse or terminate pursuant to its terms) and (ii) to amend such Franchise Agreement as provided in Section 3.3.3. For any hotel listed on Schedule 6.2.6, the terms of this Section 3.3.2 shall not apply to such hotel until the consent set forth in Schedule 6.2.6 for such hotel is obtained.

     Patriot has agreed that it will amend the Troy Marriott Franchise Agreement to reduce the Territory as set forth on Exhibit P, but has represented that it cannot at this time execute such Amendment because Patriot's acquisition of the Troy Marriott by merger has not been completed. Concurrent with the merger of Patriot and an affiliate of CHC Lease Partners, Patriot shall cause

CHC Lease Partners to execute and deliver to Marriott that certain Amendment to Marriott Inn Franchise Agreement attached hereto as Exhibit P.

                               3.3.3     Modification of Territory Rights;
Termination Rights if New Marriott Competitor. Each of the Exhibit B Franchise Agreement is hereby amended to provide that Marriott shall be entitled to engage in any or all of the following activities, which are acknowledged to be reasonable, within any geographic area described in an Exhibit C Territory (notwithstanding the deletion of a territorial provision pursuant to Section 3.3.2): (i) to develop, own, operate, manage, license, franchise, and solicit others to operate or develop hotels under any Marriott-owned or controlled trade name; service marks, trademarks, or system; (ii) to publicize and promote such hotels prior to opening and solicit and accept reservations for such hotels. The parties agree that such Territory provision is hereby amended, subject to obtaining the relevant consents referred to on Schedule 6.2.6, to permit Marriott to engage in the activities described above in this Section 3.3.3 and if such hotel is of the same Marriott brand (e.g., "Marriott Hotel" or "Courtyard by Marriott") as the relevant Exhibit C Hotel, then either Marriott or Interstate Hotels LLC shall have the right to terminate, or cause to be terminated, the relevant Exhibit C Hotel Franchise Agreement (and the related owner's agreement) as set forth below, and Wyndham shall have the right to terminate the relevant management agreement between it and Interstate Hotels LLC (in which case the related Franchise Agreement shall be terminated); provided, however, that there is no such right to terminate if the hotel of the same Marriott brand is acquired in connection with a chain acquisition that is allowed by the "Territory" provision in the pre-Merger Franchise Agreement for the New Haven Orange Courtyard, St. Louis Courtyard, Westborough Courtyard, Tyson's Corner Marriott, and the Pittsburgh Airport Residence Inn. Such termination right shall be the sole remedy (with respect to such activity) of both Patriot or Marriott in such event, and Patriot and Marriott agree not to institute suit against the other with respect to a violation of any implied covenant of good faith or fair dealing or any other statutory or common law theory claiming harm for such actions. Marriott shall notify Patriot upon the earlier to occur of (x) thirty (30) days following execution of a purchase agreement, management agreement, or license agreement or franchise agreement, as the case may be, or (y) the opening of such hotel (including any so-called "soft opening" of the hotel). Upon receipt by Patriot from Marriott of this written notice, Patriot and Marriott shall each have the right to notify the other of the termination of the relevant Franchise Agreement within sixty (60) days, which termination shall not be effective until the opening date of such hotel. Subject to Section 12.2, Patriot agrees to pay all amounts due to Marriott with respect to the operation of the hotel under the Exhibit C Hotel Franchise Agreement up to and including the termination date (excluding the fees set forth on Schedule 3.3.5, which shall not be payable in such instance), and to fully complete all aspects of the termination other than the payment of any damages in accordance with the terms of the Exhibit C Hotel Franchise Agreement within thirty (30) days of the effective date of termination or within fifteen (15) days after the date of any subsequent invoice. Any termination by Patriot or Marriott pursuant to this Section 3.3.3 shall not give Marriott the right to acquire the Patriot Interest in such

Exhibit C Hotel pursuant to Section 3.3.2. The parties agree that effective upon the Merger, each Exhibit C Hotel Franchise Agreement for which the relevant consents referred to on Schedule 6.2.6 have been obtained is hereby amended so that there are no restrictions on Patriot or the Primary Manager from developing, owning, franchising or operating other hotels within a designated area around the relevant Exhibit C Hotel.

                               3.3.4     Limitations on Sale of Exhibit C
Hotels. Sales or other transfers by Patriot of a Patriot Interest in an Exhibit C Hotel (except for Tyson's Corner and Troy) may be made to Restricted Purchasers only with Marriott's prior written consent (which consent shall not be unreasonably withheld or delayed) and only upon (i) the assumption by the transferee of the Franchise Agreement (if Patriot is the franchisee immediately prior to such transfer), such assumption to be in writing and in form and substance reasonably acceptable to Marriott and (ii) a replacement guaranty, owner agreement, and corporate structure, both of which give Marriott protections and rights that Marriott reasonably believes are substantially identical to or better than those that Marriott had prior to such transfer. Any transfers of all Patriot Interests in connection with any merger, sale by Patriot of all or substantially all of its assets, or other similar business combination of Patriot, Wyndham and their respective Affiliates, shall not constitute a "sale" or "transfer" of a Patriot Interest for purposes of this
Section 3.2.4. Any sale or other transfer of a Patriot Interest in an Exhibit C Hotel (except for Tyson's Corner and Troy) to any Person who is not a Restricted Purchaser may only be made as follows:

                                         3.3.4.1 Following consummation of the
Divestiture, prior to accepting an offer to buy a Patriot Interest, Patriot shall send Marriott two copies of a contract for the sale of the Patriot Interest embodying the terms of an offer which Patriot has received from a third party regarding Patriot's sale of such Patriot Interest, both copies of which have been duly executed by Patriot, together with a written notification from Patriot of its intention to sell the Patriot Interest to such third party. Marriott shall have the right, within thirty (30) days after its receipt of the contract and the written notice, to elect to purchase the Patriot Interest on the terms and conditions set forth in the contract. In the event Marriott elects to accept the offer embodied in the contract, Marriott must do so by executing one copy of the contract and returning it to Patriot within such thirty (30) day period, and in such case, the closing of such purchase transaction shall occur within ninety (90) days after such election by Marriott, subject to the terms of such contract. If Marriott defaults under its obligation under such contract to purchase such Patriot Interest, Marriott shall no longer have a Right of First Refusal with respect to such Patriot Interest. If Marriott elects not to exercise its Right of First Refusal within such thirty (30) day period, then the offer embodied in the contract shall be deemed withdrawn and Patriot may accept the offer which it received from such third party and close as set forth in its contract. If for any reason such purchase does not close as set forth in the contract, then any subsequent offer must first be submitted to Marriott in accordance with the provisions of this Section 3.3.4.1. If Marriott does not purchase under this Section 3.3.4.1, and the Franchise Agreement terminates, Marriott will be paid the Exhibit C Liquidated Damages. For any hotel listed on
Schedule 6.2.6, the terms of this Section 3.3.4.1 shall not apply to such hotel until the consent set forth in Schedule 6.2.6 for such hotel is obtained.

                                            3.3.4.2    Any other provision of
this Section 3.3.4 notwithstanding, Patriot shall be permitted to sell or transfer a Patriot Interest in an Exhibit C Hotel if, in the opinion of counsel for Patriot, such sale or transfer is reasonably necessary in order to satisfy the REIT qualification provisions of Internal Revenue Code Section Section 856 and 857 relating to Patriot's income tests and quarterly asset tests (including under proposed legislation not currently enacted), provided that the transferee is acceptable to Marriott in the exercise of its reasonable discretion (considering the effect on Patriot of not transferring such Interest) and further provided that (A) if all of the Patriot Interest is transferred, (i) the transferee shall execute a replacement guarantee, owner agreement and corporate structure, all of which give Marriott protection and rights that Marriott reasonably believes are substantially identical to or better than Marriott had prior to such transfer; (ii) the transferee shall execute a written agreement, in form and substance reasonably acceptable by Marriott, to be bound by the restrictions on transfer set forth in this Section 3.3.4, and (B) if less than all of the Patriot Interest is transferred, Marriott shall be reasonably satisfied that its rights and remedies immediately following the transfer are substantially identical to or better than such rights and remedies immediately prior to such transfer.

                                            3.3.4.3.        The provisions of
this Section 3.3.4 (including Sections 3.3.4.1 and 3.3.4.2) shall be effective only upon consummation of the Divestiture and shall expire with respect to each Exhibit C Hotel upon the termination or expiration of the respective Exhibit C Hotel Franchise Agreement; provided, however, that prior to such time and before the earlier of the consummation of the Divestiture or a Forbearance Termination Event, Patriot shall take no action with respect to the sale or transfer of any Patriot Interest in an Exhibit C Hotel that would in any way deprive or prejudice Marriott's rights to purchase any such Patriot Interest under Sections 3.3.2, 3.3.4.1, and 3.3.5.

                               3.3.5        Further Right to Acquire Exhibit C
Hotels and Termination Rights. If a Forbearance Termination Event occurs, in addition to its other rights pursuant to this Section 3.3, Marriott shall also have the right, (i) to acquire any or all Patriot Interests in the Exhibit C Hotels, except for Tyson's Corner or Troy, at a purchase price arrived at pursuant to a process consistent with that provided in Section 3.2.2.3 hereof, and paid in accordance with the provisions of Section 3.2.2.2, and (ii) to terminate all Exhibit C Hotel Franchise Agreements (and related owner's agreements) and Patriot agrees to pay Marriott the amounts set forth on Schedule
3.3.5 hereof. Marriott shall elect to exercise such right to purchase (if at all) within thirty (30) days after the Final Divestiture Date, and the parties shall use their reasonable best efforts to close each such related purchase transaction within 120 days after their respective determination, pursuant to Sections 3.3.2 and 3.2.2.3 of the purchase price(s) for such Patriot Interest(s). With respect to each Patriot Interest that Marriott elects not to purchase under this Section 3.3.5 (or otherwise breaches any contract entered into with Patriot pursuant to an affirmative election to purchase), Marriott's right to purchase such Patriot Interest shall then be terminated. For any hotel listed on Schedule 6.2.6, the terms of this Section 3.3.5 shall not apply to such hotel until the consent set forth in Schedule 6.2.6 for such hotel is obtained.

                               3.3.6     Current Defaults. Marriott hereby
acknowledges that, to its knowledge, no current or past defaults by the franchisees exist under the Exhibit C Hotel Franchise Agreements (excluding life safety and ADA issues), nor has Marriott issued any formal "red zone" notifications with respect to the Exhibit C Hotels. The parties agree that any default thereunder declared or occurring subsequent to the date hereof shall be addressed pursuant to the terms of such Franchise Agreements.

                               3.3.7     [INTENTIONALLY OMITTED]

              4.      THIRD PARTY-OWNED HOTELS.

                      4.1 Continuation of Exhibit D Hotel Franchise Agreements. Each Exhibit D Hotel Franchise Agreement shall continue in full force and effect pursuant to the provisions thereof. In addition, each such Franchise Agreement where Patriot or Interstate is the franchisee shall be amended by this Agreement, as provided in Section 12 hereof.

                      4.2 Communication with Third-Party Owners. The parties hereby agree that simultaneously with the execution of this Agreement, a letter in the form attached as Exhibit D-1, shall be sent to the Third-Party Owners (and/or any party Controlling or managing such Third-Party Owner).

                      4.3 Marriott Forbearance. Marriott and Patriot shall each retain their respective rights against the other upon a Forbearance Termination Event. However, subject to Sections 3.1.4, 3.2.7 and 3.3.5, until consummation of the Divestiture, Marriott hereby agrees to forbear from exercising any of its rights or remedies, if any, that arise from or with respect to the Merger under any of the Franchise Agreements. This Agreement shall constitute a "settlement of this action" permitting Interstate and Patriot to transfer control in the twenty-nine (29) Marriott- franchised hotels covered by the Order dated April 8, 1998, of the United States Court of Appeals for the Fourth Circuit in the Maryland Case. Although Marriott is not consenting to the Merger and asserts that its consent to the Merger is otherwise required, Marriott agrees that (a) upon execution of this Agreement, it will seek a stay of the Maryland Case as set forth in Section 9.1 hereof and (b) subsequent to seeking the stay, it will not seek the enjoin the Merger until a Forbearance Termination Event. Patriot does not agree that Marriott's consent is necessary to consummate the Merger. If the Divestiture occurs on or prior to the Final Divestiture Date, Marriott shall be deemed to have consented to the Divestiture and the Merger, and shall be deemed to have waived any right to claim that the Divestiture or Merger constitutes a breach, default, wrongful, unlawful or improper act of any kind, including without limitation any default under the terms of the Franchise Agreements, including without limitation, the trademark license granted therein. Marriott may cease its forbearance if a Forbearance Termination

Event occurs, and upon any such occurrence, Marriott shall have its rights under Sections 3.1.4, 3.2.7, and 3.3.5. In addition, if a Forbearance Termination Event occurs, Marriott shall have all rights, if any, that it presently has to issue a notice of default under each of the Franchise Agreements (without this statement constituting an acknowledgment or admission by Patriot, Wyndham or Interstate that such rights exist). Subject to Sections 9.1, 9.2 and 10.4, if the Merger is not consummated, nothing in this Agreement or otherwise shall modify any now existing rights, claims or agreements among Marriott, Patriot, Wyndham or Interstate. Immediately following the execution hereof, Marriott will send to the Third-Party Owners (and/or any Person Controlling or managing such Third-Party Owner) the letter attached as Exhibit D-1, which describes the Forbearance.

                               4.3.1     Third Party Owner Forbearance Damages.
Upon the occurrence of a Forbearance Termination Event, if a Third-Party Owner elects to terminate its management agreement with Interstate but executes a franchise or license agreement with Marriott containing substantially similar terms and conditions, or agrees to continue to have the hotel operated pursuant to the terms of the existing Exhibit D Hotel Franchise Agreement, with a new Approved Operator, Patriot shall have no obligation to pay any damages, termination fees or other amounts to Marriott with respect to its alleged default under the Exhibit D Hotel Franchise Agreement if Patriot has paid to Marriott any other amounts owed under the relevant Franchise Agreement.

              If (i) Marriott and a Third-Party Owner, with respect to which Patriot or Interstate is the franchisee, are unable to agree upon a new operator, or (ii) a Third-Party Owner, with respect to which Patriot or Interstate is the franchisee, elects not to continue to operate its hotel as a Marriott- brand hotel as a result of the alleged default by Patriot under the Exhibit D Hotel Franchise Agreement, then in either such case, Patriot shall pay to Marriott the amounts for the applicable hotel set forth on Schedule 4.3.1. The alleged default giving rise to such liquidated damage amount shall be subject to Patriot's right to claim that Marriott or the Third-Party Owner is not entitled to terminate the subject Exhibit D Hotel Franchise Agreement.

                      4.4 Third-Party Owner Communications. Marriott shall be entitled to provide Third-Party Owners (and/or any Person Controlling or managing such Third-Party Owner) with copies of any of the reports or hotel performance information regarding the relevant hotel. Marriott also shall be permitted to discuss such information and/or issues concerning such hotel's continued participation in the Marriott system with Third-Party Owners at any time. Marriott shall provide a copy of any information provided to Third-Party Owners (and/or any Person Controlling or managing such Third-Party Owners) to Patriot, prior to the Divestiture, and to Newco thereafter, concurrently with its provision to Third-Party Owners (and/or any Person Controlling or managing such Third-Party Owners). Similarly, Patriot agrees to provide a copy of any information provided to Third-Party Owners (and/or any Person Controlling or managing such Third-Party Owners) to Marriott concurrently with its provision to Third-Party Owners. Each of the parties agrees not to interfere, either directly or indirectly, with any other party's contractual relationships with Third-Party Owners, it being acknowledged and agreed that the mere provision of such information as set forth above (but not necessarily the content of such information), as well as the act of discussing such information (but not necessarily the content of such discussions), shall not in and of itself constitute such prohibited interference.

                      4.5. Current Defaults. Marriott hereby acknowledges that, to its knowledge, except for the Exhibit D Hotels in Cincinnati, Ohio and Orlando I Drive, Florida, and the Omaha and Princeton Residence Inns, no current or past defaults by the franchisees exist under the Exhibit D Hotel Franchise Agreements (excluding life safety or ADA issues), nor has Marriott issued any formal "red zone" notifications with respect to the Exhibit D Hotels. The parties agree that any default thereunder declared or occurring subsequent to the date hereof shall be addressed pursuant to the terms of such Franchise Agreements; provided, however, that notwithstanding anything in this Agreement or the relevant Exhibit D Hotel Franchise Agreement to the contrary, Patriot shall not be obligated to Marriott for liquidated damages relating to any current or past defaults by the franchisee on the Exhibit D Hotels in Cincinnati, Ohio or Orlando I Drive, Florida.

              5.      NEWCO STRUCTURE AND INTERIM OPERATIONS.

                      5.1 Formation of Newco. All Exhibit B Hotels submanaged by Marriott shall be subject to the structure described on Exhibit I. Patriot shall form Newco, and shall merge into Interstate Hotels, LLC all of the third party management business currently operated by Interstate and its Affiliates which it conducts with Marriott and substantially all of Interstate's non-Marriott third party-owned hotel management business which does not require consent for its transfer to Interstate Hotels, LLC. Patriot estimates that consent for transfer to Interstate Hotels, LLC is only required with respect to the non-Marriott third party hotel management business representing 25% or less of the revenues and profits of such non-Marriott third party hotel management business.

              The restated articles of incorporation and bylaws of Newco at the time of the Divestiture shall in all material respects be in the forms attached hereto as Exhibits E-1 and E-2, respectively. In addition, prior to consummation of the Divestiture, the articles of incorporation of Newco shall be amended upon the mutual agreement of Patriot and Marriott, to provide that either Patriot or Marriott may forfeit its seat on the Board of Directors of Newco, if certain agreed upon performance criteria related to Newco's subsidiaries are not satisfied.

              The restated articles of incorporation of Newco will also provide for a class of preferred stock to be issuable to holders of Newco common stock pursuant to a Rights Plan upon the occurrence of certain events to be agreed upon between Patriot and Marriott and containing, among other things, a ten percent (10%) trigger.

              Patriot and Marriott shall have no obligation to offer to Newco the opportunity to manage hotels or any other business opportunity, other than as expressly provided in this Agreement; provided, however, that Patriot and Marriott shall have the right to enter into management agreements with Newco for the management by Newco of hotels other than as expressly provided herein, pursuant to terms and conditions mutually agreed to by Patriot or Marriott, as the case may be, and Newco.

                      5.2 Formation of IHC II, LLC. Newco shall form IHC II, LLC as a bankruptcy remote special purpose entity, which entity shall enter into the Primary Management Agreements in the form attached hereto as Exhibit K and the Submanagement Agreements. Patriot, Patriot Partnership and Wyndham are not parties to and will not have recourse against Marriott (or any of its Affiliates) with respect to breaches of the Submanagement Agreements or Franchise Agreements (other than with respect to breaches of Section 11.22 of the Submanagement Agreement); only IHC II, LLC will have recourse against Marriott with respect to breaches of such Agreements. Effective upon the consummation of Divestiture, IHC II, LLC shall assume each Exhibit B Hotel Franchise Agreement and Interstate Hotels, LLC shall, as successor by merger to Interstate Hotels Corporation, continue to be obligated under each Exhibit C Hotel Franchise Agreement and Exhibit D Hotel Franchise Agreement, to the extent in each case that Interstate is currently the franchisee thereunder.

              The operating agreement of IHC II, LLC shall in all material respects be in the form attached hereto as Exhibit F-1 upon consummation of the Divestiture.

                      5.3 Formation of Interstate Hotels, LLC. Patriot, prior to consummation of the Merger, will form Interstate Hotels, LLC.

                      The operating agreement of Interstate Hotels, LLC shall in all material respects be in the form attached hereto as Exhibit F-2 upon consummation of the Divestiture.

                      5.4 Newco Requirements. The parties desire for Newco to be a strong, viable independent entity, and in order to accomplish such goal, Patriot covenants and agrees that upon consummation of the Divestiture Newco shall have a minimum initial capitalization of at least $50,000,000, and "current assets" in an amount at least equal to "current liabilities" at the time of the Divestiture, and total indebtedness which does not generate annual debt service in excess of one-third EBITDA (i.e., earnings before interest, taxes, depreciation and amortization) on a pro-forma basis.

                      5.5 Voting Agreement. Simultaneously with the Divestiture, the Certain Newco Shareholders shall enter into the Voting Agreement in the form attached as Exhibit G, which Voting Agreement shall become effective immediately upon consummation of the Divestiture.

                      5.6 Owners Agreement. Simultaneously with the Divestiture, the respective owners of the Exhibit B Hotels, Wyndham, IHC II, LLC and Marriott shall enter into Owner Agreements in the form attached as Exhibit H hereto, and shall use reasonable best efforts to provide written consents from all entities (other than Patriot) which own or have any mortgage interest in the Exhibit B Hotels to provide non-disturbance assurances as set forth in the Submanagement Agreement with respect to such hotels.

                      5.7 Compliance with Real Estate Investment Trust ("REIT") Requirements. In order to satisfy the REIT qualification provisions of Internal Revenue Code Sections 856 and 857 relating to Patriot's income tests and quarterly asset tests (including under proposed legislation not currently enacted), at any time prior to the Final Divestiture Date, either Patriot or its operating partnership may transfer all or any portion of its respective ownership interest in Newco to an Affiliate of Patriot or Wyndham, including individual members of Patriot's or Wyndham's senior management team or Persons Controlled by one or more of such individuals. Any such transfer shall be subject to any restrictions set forth in the charter and bylaws of Newco as of the time of the Divestiture, as well as the terms and conditions of the Voting Agreement, and the transferee being subject to all of the obligations of the transferor hereunder. After consummation of the Divestiture, there shall be no restrictions on Patriot's or Marriott's rights to transfer their interests in Newco, IHC II, LLC or Interstate Hotels, LLC other than as set forth in the organizational documents for such entities as they exist upon such consummation.

                      5.8      [INTENTIONALLY OMITTED].

                      5.9 Cost of Formation. All costs related to filing fees, legal, accounting and other fees of advisors and consultants (such as Newco's accountants, attorneys and financial advisors, if any), and financial printing fees incurred in connection with the formation and implementation of the Newco structure shall be borne solely by Patriot or its Affiliate.

                      5.10 Investment in Newco. Immediately prior to the consummation of the Divestiture, Marriott shall acquire for cash four percent (4%) of the Newco common stock at the economic equivalent value which Patriot acquired its voting common stock in Newco (on a per share basis) and Patriot shall retain, as of the consummation of the Divestiture, four percent (4%) of such Newco common stock; provided however, that the maximum amount of Marriott's capital contribution to acquire from Newco for cash such four percent (4%) ownership interest shall be $3,000,000.

                      5.11 Divestiture of Newco. The parties acknowledge and agree that a fundamental condition of the execution of this Agreement by Marriott is the agreement by Patriot to cause the Divestiture within the time periods set forth below. Patriot shall cause all necessary filings (excluding amendments or supplements to such filings) to be made by Patriot or its Affiliates with federal and state governmental authorities and agencies to occur on or prior to the Filing Date, other than routine filings not customarily made prior to consummation of a "spin-off," such as, by way of example only, the filing of amendments to charter documents.

                               If the Divestiture is consummated after November
30, 1998, but on or prior to the Final Divestiture Date, Patriot shall pay to Marriott fees which are ten (10) basis points greater than the fees otherwise due under the Submanagement Agreements (as modified hereby) for the entire term of each such Submanagement Agreement and upon their termination the 2.35% referenced in the definition of Special Fee shall be increased by ten (10) basis points. In no event shall the Divestiture be consummated after the Final Divestiture Date. Failure to consummate the Divestiture on or prior to the Final Divestiture Date shall constitute a Forbearance Termination Event hereunder.

     On or prior to the consummation of the Divestiture, the Board of Directors of Newco shall be elected in accordance with the terms of the Charter and Bylaws of Newco, and the Voting Agreement.

                      5.12 Marriott Approval Rights. All material aspects of the formation of Newco (and subsidiary entities) as they exist at the time of the Divestiture, and the Divestiture, shall be subject to Marriott's prior approval, which approval shall not be unreasonably withheld or delayed.

                      5.13 Interim Operations. Prior to the Final Divestiture Date, each of Newco and Patriot shall, subject to compliance with this Agreement, and subject to ongoing compliance with Marriott's continuing system standards, be an Approved Operator with respect to all Marriott- brand hotels. In the event that the Divestiture is not consummated on or prior to Final Divestiture Date, the status of Newco and Patriot as Approved Operators shall be at Marriott's sole discretion. Any agreement entered into prior to the Final Divestiture Date will clearly reflect the temporary status of Patriot and Newco as Approved Operators.

                      5.14 Lease(s) between Patriot and Wyndham. Subject to the consents set forth on Schedule 6.2.6, Patriot (or in the case of hotels owned by joint ventures with third parties, the joint venture) and Wyndham shall, upon the consummation of the Merger, execute one or more lease agreements covering the Exhibit A Hotels, the Exhibit B Hotels, and the Exhibit C Hotels; the leases for the Exhibit B Hotels and shall, upon the consummation of Divestiture, be in the form attached as Exhibit J. The Tyson's Corner Marriott, subject to obtaining the relevant consents listed on

Schedule 6.2.6, shall be leased to Wyndham, managed by IHC II, LLC, and submanaged by the Submanager pursuant to documentation similar to the corresponding Exhibit B Hotel documentation, with appropriate changes to correspond to the terms and conditions of the existing Tyson's Corner management agreement.

                      5.15     Management Agreements between Wyndham and IHC
II, LLC. Simultaneously with the consummation of the Divestiture, in connection with the Exhibit B Hotels, Wyndham and IHC II, LLC shall enter into the Primary Management Agreements attached as Exhibit K, pursuant to which the Primary Manager shall manage the Exhibit B Hotels as of the respective "Take-Over Dates" specified therein.

                      5.16 Divestiture Payments. At the Divestiture, Patriot will pay or cause to be paid all amounts not in dispute that are then currently past due to Marriott or any other franchisor under any franchise or license agreement for all Patriot-owned hotels to be operated by Newco.

                      5.17     Guarantees; Funding Obligations.

                               5.17.1       Guarantees. All of the obligations
of IHC II, LLC, and Interstate Hotels, LLC to Marriott hereunder or under any of the Franchise Agreements, are, jointly and severally, irrevocably and unconditionally guaranteed by Newco, pursuant to a separate Guaranty in the form attached hereto as Exhibit L.

                               5.17.2       Funding Obligations. The following
obligations apply to all hotels submanaged by Marriott as listed on Exhibit B from and after the respective "Take-Over Dates" (as defined in the relevant Submangement Agreement (other than with respect to preliminary installation of equipment pursuant to Section 1.02.B)). Patriot and Wyndham hereby acknowledge, unless otherwise noted below, that each of the funding obligations (the "Owner/Lessee Funding Obligations") listed below are required to be funded by the owner of each of the properties ("Owner") to Wyndham under the leases for the properties and, in turn, Wyndham is obligated to fund such obligation to the Primary Manager under the terms of the Primary Management Agreement. Patriot agrees that, to the extent of its interest in the properties (as shown on Exhibit M), each of Primary Manager and Marriott are third party beneficiaries of Owner's obligation to fund the Owner/Lessee Funding Obligations under the leases. Wyndham hereby acknowledges that Marriott is a third party beneficiary of its obligation to fund any Owner/Lessee Funding Obligation under the Primary Management Agreements. Patriot agrees that Primary Manager and Marriott can initiate legal proceedings directly against Patriot if any Owner fails to fund the Owner/Lessee Funding Obligations, and Wyndham agrees that Marriott can initiate legal proceedings directly against Wyndham if Wyndham fails to fund any Owner/Lessee Funding Obligation under the Primary Management Agreement. Patriot and Wyndham agree to satisfy any such claim without regard to any claims, defenses or right of set-off or similar rights (except payment) that may be available to the Owner or Wyndham in connection with the enforcement of the corresponding obligations of the Owner or Wyndham under the lease or the Primary Management Agreement and Marriott shall not be required to exhaust any of its remedies against the Primary Manager. The

Owner/Lessee Funding Obligations are the following (section references and defined terms are to sections and defined terms in the Submanagement Agreement, although the lease agreements between Patriot and Wyndham for the applicable hotels and the Primary Management Agreement shall contain corresponding provisions):

                       1. Preliminary installation of equipment (Section 1.02.B) and funding of Initial FF&E Reserve and FF&E funding shortfalls described in 5-year capital plans set forth in Exhibit B-1 to the Submanagement Agreement (Section 5.02)

                       2. Restoration obligation in the event of casualty (Section 6.03)

                       3. Funding of Capital Expenditures, including the Capital Expenditures described in Exhibit B-2 to the Submanagement Agreement (Section 5.03)

                       4. Funding of program for ADA and life-safety compliance (Section 5.03.C and Section 5.03.E)

                       5. Assessments under CC&R's (Section 8.04) (all non-capital costs to be funded solely by Wyndham)

                       6. Additional insurance premiums required to be paid out of funds other than Gross Revenues (Section 6.02.D)

                       7. Funding necessary to maintain a reasonable amount of Working Capital (Section 4.06) (funded solely by Wyndham after initial working capital)

                       8. Payment of Impositions to the extent provided in Sections 7.01.A and 7.01.B of the Submanagement Agreement

                       9. Costs required to be funded by Primary Manager pursuant to Section 11.12 of the Submanagement Agreement

                       10. Obligations upon termination under Section 11.11 of the Submanagement Agreement (funded solely by Wyndham)

                       11. Environmental removal and remediation costs (Section 11.08)

                       12. Costs incurred due to default by Primary Manager (Section 9.03) (as a result of the failure of Patriot or Wyndham to perform their respective obligations, as applicable, under the lease agreement and Primary Management Agreement)

                       13. Reimbursement for reasonable operating costs (Section 4.01.C and Section 4.03.C) (funded solely by Wyndham)

                      5.18 Troy Management. The parties acknowledge and agree that Marriott intends to assume the management of the Marriott Hotel located in Troy, Michigan, subject to and in accordance with the terms of the Franchise Agreement and existing management agreement for such hotel. If Marriott does not assume management of such hotel, then the Franchise Agreement and management agreement shall be assumed by Newco.

                      5.19 Debt Repayment. On or prior to the Divestiture, Patriot shall cause Newco, IHC II, LLC or Interstate Hotels LLC, as the case may be, to pay off in full, refinance or purchase all presently existing third party indebtedness due and owing with respect to any Exhibit A, B or C Hotel, except for indebtedness in favor of the lenders Lincoln National relating to St. Louis Marriott, Credit Lyonnais relating to Casa Marina and Harrisburg and Massachusetts Mutual Life Insurance Company relating to the Reach, Syracuse and Pittsburgh Airport Marriott, Harrisburg and Casa Marina.

              6.      REPRESENTATIONS AND WARRANTIES.

                      6.1 Representations and Warranties of Marriott. Marriott International, Inc. hereby makes the following representations and warranties to Patriot and Interstate as of the date hereof:

                               6.1.1     Organization and Authority; Good
Standing. Marriott International, Inc. is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly licensed or qualified to do business in all jurisdictions where in the nature of its business or the character of its properties requires such licensing or qualification, except where the failure to be so qualified could not reasonably be expected to have a material adverse effect on its business, operations or financial condition. Marriott has full and adequate corporate power to own its property and to carry on its business as now conducted.

                               6.1.2     Due Authorization. All necessary
corporate action has been taken to authorize the execution and delivery of this Agreement by Marriott International Inc., and the performance of this Agreement by Marriott, and this Agreement has been duly executed and delivered by Marriott International, Inc.

                               6.1.3     Non-Contravention. Neither the
execution and the delivery of this Agreement by Marriott International, Inc., nor the consummation by Marriott of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Marriott is subject,
(ii) violate any provision of its charter or bylaws, or (iii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, any material agreement, contract, lease, license, instrument, or other arrangement to which Marriott is a party, by which it is bound or to which any of its assets is subject.

                               6.1.4     Enforceability. This Agreement is the
legal, valid and binding obligation of Marriott, enforceable against Marriott in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws of general application relating to or affecting the enforcement of creditor's rights and by general principles of equity.

                               6.1.5     Litigation. Other than the Maryland
Case and the Texas Case, there is no litigation, investigation, suit, action or other proceeding by or against Marriott, pending or, to the knowledge of Marriott, threatened, before any court of competent jurisdiction or governmental agency that seeks the restraint, prohibition, damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby, or which otherwise challenges or would affect the validity or enforceability of this Agreement or such transactions.

                      6.2 Representations and Warranties of Patriot. Patriot American Hospitality, Inc. hereby makes the following representations and warranties to Marriott and Interstate as of the date hereof:

                               6.2.1     Organization and Authority; Good
Standing. Patriot American Hospitality, Inc. is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly licensed or qualified to do business in all jurisdictions where in the nature of its business or the character of its properties requires such licensing or qualification, except where the failure to be so qualified could not reasonably be expected to have a material adverse effect on its business, operations or financial condition. Patriot has full and adequate corporate power to own its property and to carry on its business as now conducted.

                               6.2.2     Due Authorization. All necessary
corporate action has been taken to authorize the execution and delivery of this Agreement by Patriot American Hospitality, Inc., and the performance of this Agreement by Patriot, and this Agreement has been duly executed and delivered by Patriot American Hospitality, Inc.

                               6.2.3     Non-Contravention. Neither the
execution and the delivery of this Agreement by Patriot American Hospitality, Inc., nor the consummation by Patriot of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Patriot is subject, (ii) violate any provision of its charter or bylaws, or (iii) except for its agreements with Equity Inns, conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, any material agreement, contract, lease, license, instrument, or other arrangement to which Patriot is a party, by which it is bound or to which any of its assets is subject.

                               6.2.4     Enforceability. This Agreement is the
legal, valid and binding obligation of Patriot, enforceable against Patriot in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws of general application relating to or affecting the enforcement of creditor's rights and by general principles of equity.

                               6.2.5     Litigation. Other than the Maryland
Case and the Texas Case, there is no litigation, investigation, suit, action or other proceeding by or against Patriot, pending or, to the knowledge of Patriot, threatened, before any court of competent jurisdiction or governmental agency that seeks the restraint, prohibition, damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby, or which otherwise challenges or would affect the validity or enforceability of this Agreement or such transactions.

                               6.2.6     Consents. Except as set forth on
Schedule 6.2.6 and except for (x) the consent of Massachusetts Mutual Life Insurance Company (secured lender) as to Pittsburgh Airport, (y) the consent of Credit Lyonnais (secured lender) as to Harrisburg, and (z) the consent of Credit Lyonnais (secured lender) as to Casa Marina, all necessary consents and approvals required (i) in order for the Submanager to acquire the rights to submanage the Exhibit B Hotels pursuant to the Submanagement Agreements, (ii) to extend the Franchise Agreement relating to Warner Center and to accomplish the other arrangements contemplated herein relating to Warner Center, (iii) to terminate the Exhibit A Hotel Franchise Agreements pursuant to Section 3.1.1,
(iv) in order for Marriott to acquire the rights to continue to manage the Tyson's Corner Marriott pursuant to the Amendment to Tyson's Corner Management Agreement, and (v) to continue the effectiveness of the Franchise Agreements (as modified pursuant to the express provisions of this Agreement) until otherwise terminated by their terms or pursuant hereto, have in all cases been obtained prior to the date hereof.

                               6.2.7     Voting Agreement. Exhibit C to the
Voting Agreement accurately includes all directors, officers (as defined in Rule 16a-1(f) under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) and holders of greater than 10% of the outstanding capital stock (other than holders who are eligible to file Information Statements on Schedule 13G (rather than Schedule 13D) pursuant to Rule 13d-1 under the Exchange Act) of Patriot American Hospitality, Inc. and Wyndham International, Inc. For purposes of stating and calculating the share ownership to be reflected on Exhibit C to the Voting Agreement, each such director and executive officer shall be deemed to own all shares beneficially owned by the members of such individual's immediate family (including spouses), the spouses of the immediate family members of such individual, trust, partnerships, corporations or similar entities controlled by such individual, and any other Affiliates of such individual.

                      6.3 Representations and Warranties of Interstate. Interstate Hotels Company and Interstate Hotels Corporation hereby make the following representations and warranties to Marriott and Patriot as of the date hereof:

                               6.3.1     Organization and Authority; Good
Standing. Each of Interstate Hotels Company and Interstate Hotels Corporation is a corporation duly organized, validly existing and in good standing under the laws of the State of Pennsylvania and is duly licensed or qualified to do business in all jurisdictions where in the nature of its business or the character of its properties requires such licensing or qualification, except where the failure to be so qualified could not reasonably be expected to have a material adverse effect on its business, operations or financial condition. Interstate has full and adequate corporate power to own its property and to carry on its business as now conducted.

                               6.3.2     Due Authorization. All necessary
corporate action has been taken to authorize the execution and delivery of this Agreement by each of Interstate Hotels Company and Interstate Hotels Corporation, and the performance of this Agreement by Interstate, and this Agreement has been duly executed and delivered by each of Interstate Hotels Company and Interstate Hotels Corporation.

                               6.3.3     Non-Contravention. Neither the
execution and the delivery of this Agreement by either Interstate Hotels Company or Interstate Hotels Corporation, nor the consummation by Interstate of the transactions contemplated hereby, will (i) except with respect to the Maryland case, violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Interstate is subject, (ii) violate any provision of its charter or bylaws or (iii) except for its agreements with Promus, Patriot, Marriott and Equity Inns, conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, any material agreement, contract, lease, license, instrument, or other arrangement to which Interstate is a party, by which it is bound or to which any of its assets is subject.

                               6.3.4     Enforceability. This Agreement is the
legal, valid and binding obligation of Interstate, enforceable against Interstate in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws of general application relating to or affecting the enforcement of creditor's rights and by general principles of equity.

                               6.3.5     Litigation. Other than the Maryland
Case and the Texas Case, there is no litigation, investigation, suit, action or other proceeding by or against Interstate, pending or, to the knowledge of Interstate, threatened, before any court of competent jurisdiction or governmental agency that seeks the restraint, prohibition, damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby, or which otherwise challenges or would affect the validity or enforceability of this Agreement or such transactions.

                      6.4 Survival. The representations and warranties of the parties set forth in this Section 6 and elsewhere in this Agreement shall survive the execution of this Agreement.

              7.      CONDITIONS AND DELIVERIES.

                      7.1 Deliveries in Connection with the Execution of this Agreement. Simultaneously with the execution and delivery of this Agreement, the following agreements, documents, instruments, obligations, payments and other items shall have been executed, delivered, made and/or performed as provided below:

                               7.1.1    [INTENTIONALLY OMITTED].

                               7.1.2    [INTENTIONALLY OMITTED].

                               7.1.3    Payments to Marriott under Existing
Management Agreements and Franchise Agreements. All amounts not in dispute that are currently past due and payable by Interstate or any Affiliate thereof under the existing Franchise Agreements, and under the existing management agreement governing the management of the Tyson's Corner Marriott, substantially all of which amounts are set forth on Schedule 7.1.3 hereof, shall be paid by Interstate to Marriott as follows: (1) a check for the Fort Lauderdale receivable in the amount of $415,035.05 shall be sent to Marriott by overnight courier on May 27, 1998 for delivery on May 28, 1998 and (2) all remaining amounts set forth on Schedule 7.1.3 shall be paid in full by Interstate on or before May 29, 1998.

                               7.1.4    Opinion Letters. Marriott shall have
received opinions of Goodwin, Procter & Hoar LLP, counsel to Patriot, and Jones, Day, Reavis & Pogue, counsel to Interstate, in the forms attached as Exhibits N-1 and N-2, respectively.

              8.      INDEMNIFICATION.

                      8.1 Indemnification by Patriot. Subject in all respects to Section 8.2, Patriot hereby agrees to indemnify and hold harmless Marriott and its Affiliates, and each of their respective directors, officers, employees, successors and assigns (individually an "Indemnified Party" and collectively, the "Indemnified Parties") from and against, any and all losses, liabilities, claims, damages (including consequential, punitive or treble damages), obligations, liens, assessments, judgments, awards, fines, costs or expenses (including reasonable attorney's fees) (individually a "Covered Liability" and collectively, the "Covered Liabilities") which any of the Indemnified Parties may sustain by reason of:

              (a) the execution and delivery of this Agreement (or any agreements contemplated herein) by Marriott, the performance by Marriott of its obligations under this Agreement (provided such obligations are performed in accordance with the terms of this Agreement), or the consummation of any of the transactions contemplated herein;

              (b) any and all actions of any of the Indemnified Parties taken in furtherance of this Agreement;

              (c)     the Merger;

              (d)     the Divestiture;

              (e) any alleged negligent, grossly negligent, reckless or intentionally tortious or other misconduct (including, but not limited to, intentional interference with contract or intentional interference with economic relations) of any of the Indemnified Parties arising out of or related to (a) through (d) above.

              (f) any and all Covered Liabilities resulting from the termination of the Franchise Agreements on the Exhibit A Hotels.

     The remedies provided in this Section 8.1 will not be exclusive of or limit any other remedies that may be available to Marriott or the other Indemnified Parties. Notwithstanding anything to the contrary in clauses (a) through (f) above, if a court of competent jurisdiction determines that an Indemnified Party in (a) through (f) above was grossly negligent or acted fraudulently, then this
Section 8 shall not apply.

                      8.2 Limitation on Indemnification. The obligations of Patriot under this Section 8 shall apply only to claims made or actions brought by or on behalf of (i) both the stockholders of Patriot or Interstate, as well as third-party owners of hotels on Exhibit D only, with respect to Sections 8.1(a) - 8.1(e), and (ii) the third-party owners of Exhibit A Hotels with respect to Section 8.2(f).

                      8.3      Procedure.

              (a) Except as provided in subparagraph (b) below, if any Covered Liability for which Patriot will be liable pursuant to this Section 8 is asserted against or sought to be collected from any of the Indemnified Parties, Marriott shall promptly notify Patriot in writing. No delay on the part of Marriott (or any of the Indemnified Parties) in notifying Patriot shall relieve Patriot or its Affiliates from any obligation hereunder unless (and then solely to the extent) Patriot is prejudiced. Patriot shall, at its sole cost and expense, defend against such claim or demand. Marriott may elect, at its sole cost and expense, to retain its own counsel and participate in any such defense, but the control of such defense and its settlement and resolution shall rest with Patriot. Patriot shall keep Marriott fully informed of the status of the defense of any such claims.

              (b) If any Covered Liability for which Patriot is liable pursuant to this Section 8 is asserted against or sought to be collected from any of the Indemnified Parties and such claim arises out of or in connection with an agreement between Marriott and a third party, Marriott shall have the right, but not the duty, to defend against any claim or demand at its sole cost and expense, provided, however, that Marriott's right to defend against any such claim shall be conditioned upon Marriott's notification to Patriot as set forth in the immediately succeeding sentence within twenty (20) business days of the date on which such claim is first asserted against Marriott. In the event that Marriott elects to exercise its right under this Section 8.3(b) to defend against such claim or demand, Marriott shall promptly notify Patriot of its election to defend against such claim or demand. Marriott shall have the right to control and defend against such claim or demand by appropriate proceedings, but Marriott will be responsible for its expenses and the cost of any judgment against any Indemnified Party or any settlement of a demand or claim against any Indemnified Party.

              (c) Notwithstanding any other statement herein to the contrary, neither Patriot nor any of its Affiliates shall, without the written consent of Marriott, settle or compromise or consent to the entry of any judgment with respect to any action or third party claim if the effect thereof is to admit any criminal liability by Marriott, or to permit any injunctive relief or other order providing non-monetary relief to be entered against Marriott.

                      8.4 Duty of Mitigation. Notwithstanding any language to the contrary contained herein, in the case of any claims or demands made by Third-Party Owners of Marriott brand hotels, Marriott shall attempt to mitigate such claim or demand by offering to, and negotiating in good faith with, any such claimant that has a management or franchise agreement with Interstate, a Marriott management or franchise agreement containing terms and conditions comparable to the terms of Marriott's standard franchise or management agreement.

                      8.5 Payment of Indemnity. If Patriot and its Affiliates elect not to defend against such claim or demand for which they do not dispute indemnity is due, the amount of such claim or demand, or if the same be defended by Patriot or its Affiliates, that portion thereof as to which such defense is unsuccessful, or any amount agreed to be paid in settlement of such claim, shall be payable by wire transfer of immediately available funds by Patriot (jointly and severally, in the event Patriot's Affiliates are also indemnifying parties) to the party making demand for payment immediately upon receipt of a final judgment, order or settlement.

              9.      LITIGATION.

                      9.1 State of the Maryland Case; Retention of Federal Jurisdiction. Simultaneously with the execution of this Agreement, the parties shall jointly request that the Maryland Case be stayed, pending consummation of the transactions contemplated by this Agreement. Upon Divestiture, the parties will file a joint request for an Order of Dismissal pursuant to Fed. R. Civ. Pro. 41(a)(2), in the form attached as Exhibit O-1, attaching this Agreement as part of the Order of Dismissal, conditioning dismissal on compliance with the terms of this Agreement and providing that the Maryland Court retains jurisdiction to enforce the terms of this Agreement and resolve any disputes relating to this Agreement with the express purpose that the Maryland Court retain ancillary jurisdiction over matters relating to this Agreement pursuant to the Supreme Court's decision in Kokkomen v. Guardian Life Insurance Company of America, 511 U.S. 375 (1994).

                      9.2 Status of Texas Case. Immediately following the approval of this Agreement by the Maryland Court, Patriot shall move to have its claims in the Texas Case, which claims are based on the fact that Marriott sought to enjoin the Merger, dismissed with prejudice, pursuant to an Order of Dismissal in the form attached as Exhibit O-2, provided, however, that the parties agree and will so stipulate that said dismissal will not have any claim preclusion or res judicata effect with respect to any other, unasserted claims, not based on the fact that Marriott sought to enjoin the Merger.

                      9.3 Further Assurances. The parties agree in good faith to take any and all such further action, and to execute and deliver such other notices, documents, instruments, certificates, or agreements as may be necessary to implement the purposes of the foregoing provisions of this Section 9.

              10. FACTUAL ACKNOWLEDGMENTS; RELEASES. The following releases, and factual acknowledgments concerning the operation of the Marriott system, shall be conditioned upon and subject to the satisfaction by each of the parties of its material obligations hereunder and the consummation of the transactions set forth in this Agreement.

                      10.1 Factual Acknowledgments. Marriott and Patriot acknowledge that the charges and monetary allocations of costs as set forth in the Submanagement Agreements, the

Amendment to Tyson's Corner Management Agreement and Franchise Agreements are legally enforceable, appropriate, fair and equitable. In addition, without limiting the foregoing, Patriot further acknowledges that it is aware of Marriott's chain services, reservations system, and marketing programs, charges, allocations and protocols. Upon the occurrence of a Forbearance Termination Event, the factual acknowledgments in this Section 10.1 shall be null and void in all respects.

                      10.2 Marriott Release. Effective only upon consummation of the Divestiture, Marriott, for itself and its directors, officers, employees, stockholders, agents, successors, assigns, attorneys and trustees (collectively, the "Marriott Releasors"), does hereby irrevocably and unconditionally remise, release, acquit, exonerate and forever discharge Patriot and Interstate and their respective directors, officers, employees, stockholders, agents, successors, assigns, attorneys, financial advisors, investment bankers, lenders and trustees (collectively, the "Patriot and Interstate Released Parties"), of and from any or all actions, causes of action, suits, debts, dues, sums of money, accounts, claims, demands, covenants, contracts, controversies, promises, agreements, damages, attorney's fees, costs and expenses of suit, obligations, liabilities and judgments, of whatever kind or nature, known or unknown, now existing or which may develop in the future, in law or in equity, which Marriott ever had against the Patriot and Interstate Released Parties, now has or which any of the Marriott Releasors hereafter can, shall or may have, upon or by reason of any act, omission, matter, cause or thing whatsoever, from the beginning of time through the date of this Agreement, arising out of, related to, or in connection with the Merger, including without limitation, claims arising under any statute or law of the United States and any franchise law of any state (excepting only such state statutory claims as may not be released, regardless of the agreement of the parties, as a matter of law). This release of all claims shall survive the assignment or termination of any of the Franchise Agreements entered into by and between Marriott and Interstate or Patriot. This release shall not apply to (a) any accrued fees, costs, or charges, whether billed or unbilled, that Interstate would be obligated to pay under or in connection with the Franchise Agreements or management contracts with respect to the period occurring after the Divestiture Date, except for amounts due pursuant to Section 7.1.3; (b) any claim for indemnification of Marriott and others under the Franchise Agreements or management contracts; and (c) the $2,426,000 fee payable pursuant to the Tyson's Corner Management Agreement (subject to (i) the acknowledgment by Marriott herein that neither the consummation of the Merger, nor the consummation of the Divestiture, causes such fee to be due or payable, and (ii) the agreement by Marriott hereby that if Patriot successfully obtains an Amendment to Tyson's Corner Management Agreement which deletes the "termination on sale" provision, this fee shall no longer be payable, and (iii) the termination of the Submanagement Agreement.

                      10.3 Patriot and Wyndham Release. Effective only upon consummation of the Divestiture, each of Patriot and Wyndham, for itself and its respective directors, officers, employees, stockholders, agents, successors, assigns, attorneys and trustees (collectively, the "Patriot Releasors"), does hereby irrevocably and unconditionally remise, release, acquit, exonerate and forever discharge Marriott and its respective directors, officers, employees, stockholders, agents, successors, assigns, attorneys, financial advisors, investment bankers, lenders and trustees

(collectively, the "Marriott Released Parties"), of and from any or all actions, causes of action, suits, debts, dues, sums of money, accounts, claims, demands, covenants, contracts, controversies, promises, agreements, damages, attorney's fees, costs and expenses of suit, obligations, liabilities and judgments, of whatever kind or nature, known or unknown, now existing or which may develop in the future, in law or in equity, which Patriot or Wyndham ever had against the Marriott Released Parties, now has or which any of the Patriot Releasors hereafter can, shall or may have, upon or by reason of any act, omission, matter, cause or thing whatsoever, from the beginning of time through the date of this Agreement, arising out of, relating to, or in connection with (i) the factual acknowledgments contained in Section 10.1, (ii) the Franchise Agreements or any agreements related thereto, other than amounts thereunder that are being disputed in good faith, or (iii) the Merger, including specifically claims arising under any statute or law of the United States and any franchise law of any state (excepting only such state statutory claims as may not be released, regardless of the agreement of the parties, as a matter of law). This release of all claims shall survive the assignment or termination of any of the Franchise Agreements entered into by and between Marriott and Interstate or Patriot.

                      10.4 Interstate Release. Effective only upon consummation of the Divestiture, Interstate, for itself and its directors, officers, employees, stockholders, agents, successors, assigns, attorneys and trustees (collectively, the "Interstate Releasors"), does hereby irrevocably and unconditionally remise, release, acquit, exonerate and forever discharge the Marriott Released Parties of and from any or all actions, causes of action, suits, debts, dues, sums of money, accounts, claims, demands, covenants, contracts, controversies, promises, agreements, damages, attorney's fees, costs and expenses of suit, obligations, liabilities and judgments, of whatever kind or nature, known or unknown, now existing or which may develop in the future, in law or in equity, which Interstate ever had against the Marriott Released Parties, now has or which any of the Interstate Releasors hereafter can, shall or may have, upon or by reason of any act, omission, matter, cause or thing whatsoever, from the beginning of time through the date of this Agreement, arising out of, related to, or in connection with (i) the factual acknowledgments contained in Section 10.1, (ii) the Franchise Agreements or any agreements related thereto, or (iii) the Merger.

     Additionally, upon the execution hereof, Interstate, for itself and the Interstate Releasors, does hereby irrevocably and unconditionally remise, release, acquit, exonerate and forever discharge the Marriott Released Parties of and from any or all actions, causes of action, suits, debts, dues, sums of money, amounts, claims, demands, damages, attorney's fees, costs and expenses of suit, obligations, liabilities and judgments, of whatever kind or nature, known or unknown, now existing or which may develop in the future, in law or in equity, which Interstate ever had against the Marriott Released Parties, now has or which any of the Interstate Releasers hereafter can, shall or may have, upon or by reason of any act, omission, matter, cause or thing whatsoever, from the beginning of time through the date of this Agreement, arising out of, related to, or in connection with, Marriott's actions in attempting to enjoin the Merger or which otherwise form the basis of the Texas Case.

                      10.5 California. Insofar as the releases given in this Section 10 apply to any hotel, conduct or cause of action in the State of California (or any jurisdiction in which principles comparable to California Civil Code Section 1542, quoted below, apply by reason of statute or precedent), the following is included in such release:

         INTERSTATE, PATRIOT AND MARRIOTT HAVE EACH BEEN INFORMED OF AND ARE AWARE OF THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1542, WHICH READS AS FOLLOWS:

                  "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

         INTERSTATE, PATRIOT AND MARRIOTT EACH UNDERSTAND THAT SECTION 1542 GIVES THEM THE RIGHT NOT TO RELEASE EXISTING CLAIMS OF WHICH THEY ARE NOT AWARE, UNLESS THEY VOLUNTARILY CHOOSE TO WAIVE THIS RIGHT. HAVING BEEN SO APPRISED, THEY NEVERTHELESS HEREBY VOLUNTARILY ELECT TO, AND DO, WAIVE THE RIGHTS DESCRIBED IN SECTION 1542 AND AGREE THAT THE RELEASE STATED IN THIS SECTION 10 APPLIES TO ANY AND ALL LIABILITIES, CLAIMS, DAMAGES, DEMANDS, COSTS, INDEBTEDNESS, EXPENSES, INDEMNITIES, COMPENSATION, ACTIONS AND CAUSES OF ACTION OF ANY KIND WHATSOEVER, WHETHER DEVELOPED OR UNDEVELOPED, KNOWN OR UNKNOWN, SUSPECTED OR UNSUSPECTED.

              11.     [INTENTIONALLY OMITTED].

              12. PATRIOT AND NEWCO FRANCHISE AGREEMENT COMMITMENTS AND GENERAL MODIFICATIONS OF FRANCHISE AGREEMENTS. Patriot and Marriott each agrees that it shall perform under the Franchise Agreements in accordance with the terms of each and in accordance with the further provisions of this Agreement, including without limitation, this Section 12. Patriot shall cause these same obligations to be binding upon Newco, Interstate Hotels, LLC and IHC II, LLC (prior to the Divestiture) and upon Patriot's Affiliates (prior to and following the Divestiture). Finally, Patriot shall take all actions necessary in order to cause such Affiliates to be bound by all of the terms and provisions of this Agreement, and, to the extent an Affiliate is a party thereto, the Franchise Agreements, Submanagement Agreements, and the Amendment to Tyson's Corner Management Agreement (as such Agreements are modified hereby), as though such Affiliates were parties hereto. For any Franchise Agreement to which Interstate is a party, this Agreement shall be deemed an amendment to each such Franchise Agreement. Notwithstanding anything to the contrary, no Franchise Agreement shall be amended, and no owner of a hotel whose joint venture partner or lender has the right to consent to any amendment of a Franchise Agreement, as indicated on Schedule 6.2.6, shall be bound by the terms hereof.

                      12.1 Use of Marks. Patriot shall use Marriott's trade names, service marks, trademarks, and other proprietary rights (the "Marks") only as allowed and required by the applicable Franchise Agreements relating to such Marks and Marriott's standards and policies. Patriot will not market or advertise the Marks or Marriott hotels with any trademarks, tradename or service mark not approved by Marriott. Patriot will further agree not to use Marriott hotel customers or customer information generated by the Marriott system to sell or market other business activities in which Patriot is engaged and which compete with Marriott (except that Patriot may use such customer information if legally obtained from a third party). Patriot will cause its employees not to use the Marks, or any other proprietary information concerning Marriott, the Marks or the Marriott system, in any way, directly or indirectly, other than for the purpose of managing and operating Marriott hotels. In connection with Patriot's operation of its Marriott hotels, Patriot will not direct customers or business that originates at a Marriott hotel or in or through the Marriott system to any other lodging system or chain or to any hotel not in the Marriott system. Marriott shall be entitled to injunctive relief to enforce its rights under this section in addition to any other remedies at law it may have. Marriott shall additionally have the right to recover an additional amount equal to 300% of the liquidated damages for the hotel in question (as set forth on Schedules 3.1.4, 3.2.7, 3.3.5, and 4.3.1); provided, however, that these damage provisions shall not apply to any documents filed pursuant to the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended (collectively, "Securities Filings"). Patriot shall have no obligation to obtain Marriott's prior approval of the use of Marriott's Marks, which use shall be pursuant to the Marriott standards, in any table or chart describing Marriott hotels used in a Securities Filing, and Marriott shall not unreasonably withhold or delay its consent to any other use of its Marks (in a non-derogatory manner) in such a Securities Filing.

                      12.2 Treatment of Sensitive Information. Patriot acknowledges that Marriott may provide its franchisees with certain sensitive and confidential hotel operating and trademark information, including information concerning pricing, market strategy, hotel rate structures, Marriott customers and customer accounts (the "Sensitive Information"). Patriot agrees that if Marriott provides Sensitive Information to the management team of a Marriott hotel in which Patriot has an interest, or to a regional manager of such Marriott hotel, Patriot shall treat such Sensitive Information as confidential and shall not disclose any such Sensitive Information to any person involved in the operation of any competing hotels that are not Marriott hotels (or use such Sensitive Information for the benefit of same), and shall not disclose such Sensitive Information to any person directly involved in the operation of Wyndham Hotels. Sensitive information shall not include any information that: (i) was publicly known or generally known within the trade at the time of the disclosure; (ii) is obtained from a third party who is under no obligation of confidentiality with respect to such information, or (iii) is required to be disclosed by applicable law. Patriot agrees that Marriott may, in its sole discretion, decide either to provide Sensitive Information directly to Patriot or provide similar or replacement information or services in a way that has the effect of giving the

Sensitive Information to the management teams of hotels but does not give Patriot access to the Sensitive Information.

                      12.3 Operation. Prior to the Merger, Interstate shall (i) be responsible for causing all Marriott franchised hotels to be managed in a good faith manner as a full participant in the Marriott system, consistent with Marriott's standards, policies and capital and expenditure requirements, including participation in all mandatory national, regional and area-wide marketing or promotional programs being implemented for hotels in the Marriott system, all in accordance with the applicable Franchise Agreements, and
(ii) fund any and all capital expenditures required to maintain each such hotel to Marriott standards in accordance with the applicable Franchise Agreements. Following the Merger and prior to (x) the consummation of the Divestiture or (y) the Final Divestiture Date, whichever comes first, the obligations imposed on Interstate by this Section 12.3 shall instead be those of Patriot or its Affiliates, and following the Divestiture, such obligations shall instead be those of Newco and its Affiliates (including without limitation IHC II, LLC and Interstate Hotels, LLC).

                      12.4     Liquidated Damages.

                               12.4.1    Effective on the Divestiture Date and
subject to Sections 3.2.2.2 and 3.3.3 and the consents set forth on Schedule 6.2.6, the Exhibit B Hotel Franchise Agreements are hereby amended to delete the Existing Franchise Agreement Liquidated Damages payable under the Exhibit B Hotel Franchise Agreements and the Exhibit B Liquidated Damages are hereby substituted in lieu thereof. Except for the substitution of Exhibit B Liquidated Damages for Existing Franchise Agreement Liquidated Damages, the provisions relating to the payment of liquidated damages under the Exhibit B Hotel Franchise Agreements shall remain in full force and effect, subject to the other sections of this Agreement.

                               12.4.2    Effective on the Divestiture Date and
subject to Sections 3.2.2.2 and 3.3.3 and the consents set forth on Schedule 6.2.6, the Exhibit C Hotel Franchise Agreements are hereby amended to delete the Existing Franchise Agreement Liquidated Damages payable under the Exhibit C Hotel Franchise Agreements and the Exhibit C Liquidated Damages are hereby substituted in lieu thereof. Except for the substitution of Exhibit C Liquidated Damages for Existing Franchise Agreement Liquidated Damages, the provisions relating to the payment of liquidated damages under the Exhibit C Hotel Franchise Agreements shall remain in full force and effect, subject to the other sections of this Agreement.

                               12.4.3    Effective on the Divestiture Date and
subject to the consents of the respective Third-Party Owners, the Exhibit D Hotel Franchise Agreements as to which Patriot or Interstate is the franchisee are hereby amended to delete the Existing Franchise Agreement Liquidated Damages payable under the Exhibit D Hotel Franchise Agreements and the Exhibit D Liquidated Damages are hereby substituted in lieu thereof. Except for the substitution of Exhibit D Liquidated Damages for Existing Franchise Agreement Liquidated Damages, the provisions relating to the payment of liquidated damages under the Exhibit D Hotel Franchise Agreements shall remain in full force and effect, subject to the other sections of this Agreement.

              13. PRESS RELEASES. Unless otherwise required by law, no party will issue any press release relating to this Agreement, or the Divestiture, without each of the other party's reasonable consent to such release. The parties designate the following individuals for purpose of reviewing such press releases: Marriott -- Steve Joyce; Patriot -- Bill Evans; and prior to the Merger, Interstate -- Bill Richardson.

              14. COOPERATION. The parties mutually agree to cooperate in good faith and to deal fairly with one another to accomplish the terms of this Agreement, including the Divestiture and the parties agree to take all actions reasonably necessary to implement the Divestiture. No party hereto shall object to, directly or indirectly, interfere with, or delay, the consummation of the Divestiture, provided that the Divestiture is effected in accordance with the provisions of this Agreement.

              15.     [INTENTIONALLY OMITTED].

              16.     [INTENTIONALLY OMITTED].

              17.     MISCELLANEOUS.

                      17.1 Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland, without regard to principles of conflict of laws.


                      17.2 Notices. All notices, requests, demands, statements and other communications required or permitted to be given under the terms of this Agreement shall be in writing and delivered by hand against receipt, sent by certified mail (postage prepaid and return receipt requested), or carried by reputable overnight/ international courier service, to the respective party at the following addresses:

                      If to Marriott:

                                    Marriott International, Inc.
                                    10400 Fernwood Road
                                    Bethesda, Maryland 20817
                                    Attn:  Law Department

                      with a copy to:

                                    Bryson L. Cook, Esq.
                                    Venable, Baetjer and Howard, LLP
                                    Two Hopkins Plaza, Suite 1800
                                    Baltimore, Maryland  21201

                      If to Interstate:

                                    Milton Fine
                                    Interstate Hotels Corporation
                                    680 Anderson Drive
                                    Foster Plaza Ten
                                    Pittsburgh, PA  15220

                      with a copy to:

                                    Marvin I. Droz
                                    Senior Vice President and General Counsel
                                    Interstate Hotels Corporation
                                    680 Anderson Drive
                                    Foster Plaza Ten
                                    Pittsburgh, PA  15220

                      If to Patriot:

                                    Paul A. Nussbaum
                                    Patriot American Hospitality, Inc.
                                    1950 Stemmons Freeway
                                    Suite 6001
                                    Dallas, TX  75207

                      with a copy to:

                                    Gilbert G. Menna, P.C. and
                                    Kathryn I. Murtagh, Esq.
                                    Goodwin, Procter & Hoar LLP
                                    Exchange Place
                                    Boston, MA  02109

                      If to Wyndham:

                                    James D. Carreker
                                    1950 Stemmons Freeway
                                    Suite 6001
                                    Dallas, TX  75207

                      with a copy to:

                                    Gilbert G. Menna, P.C. and
                                    Kathryn I. Murtagh, Esq.
                                    Goodwin, Procter & Hoar LLP
                                    Exchange Place
                                    Boston, MA  02109


or to such other address as a party provides to the other parties from time to time. Any such notice or communication shall be deemed to have been given at the date and time of: (A) receipt of or first refusal of delivery, if sent via certified mail or delivered by hand; or (B) one day after the posting thereof, if sent via reputable overnight/international courier service.

                      17.3 Entire Agreement; Amendment. All Exhibits, Schedules and other documents attached hereto or delivered in connection herewith are deemed to be an integral part of the parties agreement with respect to the subject matter hereof, and are incorporated herein by reference. This Agreement, such Exhibits and Schedules, and all documents delivered in connection herewith shall constitute the entire Agreement between the parties pertaining to the subject matter hereof, and shall supersede any and all prior and contemporaneous agreements, understandings, negotiations, and discussions of the parties, whether oral or written. No amendment, modification, waiver or termination of this Agreement shall be binding unless executed in writing by all of the parties hereto, or in the case of a waiver, by the party for whom such benefit was intended.

                      17.4 Waiver. The failure of any party to enforce at any time the provisions of this Agreement shall in no way be construed to be a waiver of any such provision nor in any way to affect the validity of this Agreement nor any part hereof, or the rights of any party to enforce thereafter each and every such provision. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision of this Agreement, whether or not similar, nor shall such waiver constitute a continuing waiver unless otherwise expressly so provided in writing.

                      17.5 Expenses. Except as expressly stated otherwise herein, each party shall pay the fees of its legal counsel, accountants, advisors and any other expenses incurred by it in connection with the negotiation and preparation of this Agreement and the consummation of the transactions contemplated by this Agreement.

                      17.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. No party shall assign any of its rights or obligations hereunder without the prior written consent of each of the other parties.

                      17.7 Severability. If any provision or clause of this Agreement is determined by a court of competent jurisdiction to be invalid or unenforceable, the validity of the rest of the Agreement shall not be affected and the rights and obligations of the parties shall be construed and enforced as if this Agreement did not contain the particular part held to be invalid or unenforceable.


                      17.8 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same Agreement.

                      17.9 No Third Party Beneficiaries. Nothing contained in this Agreement shall be deemed to confer any rights or benefits upon any third parties.

                      17.10 Captions. Caption and section headings are used herein for convenience of reference only. They are not part of this Agreement and shall not be used in construing it.

                      17.11 Personal Jurisdiction. Each party hereby expressly and irrevocably submits itself to the exclusive jurisdiction of the Maryland Court in any suit, action, or proceeding arising, directly or indirectly, out of or relating to this Agreement, and to the maximum extent permitted under applicable law, this consent to personal jurisdiction shall be self-operative; provided that nothing in this Section 17.11 shall preclude Patriot from maintaining the Texas Case referred to in Section 9.2 to the extent such case is not ultimately dismissed in accordance with Section 9.2.

                      17.12 Interpretation. The parties each acknowledge that they and their respective legal counsel have actively participated in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

                      17.13 Specific Performance. Each party agrees that a breach of any of the terms, conditions, representations or warranties, or other obligations under this Agreement, may result in irreparable harm to the non-breaching party, and shall give rise to a right in the non-breaching party to seek enforcement of this Agreement in a court of equity by a decree of specific performance. This remedy is intended to be cumulative and in addition to any other remedy a party may have.

                      17.14 Confidentiality. Except as required by law or judicial or administrative proceedings, including proceedings between the parties with respect to the transactions contemplated hereby, and then only to the extent specifically required in any such proceedings, each of the parties agrees (i) to take any and all action reasonably necessary to preserve the confidentiality of the terms of this Agreement, and all settlement discussions and negotiations held prior to the execution of this Agreement, including any and all oral and written communications exchanged by the parties hereto (or their legal counsel) as part of such discussions and negotiations, (ii) not to disclose any confidential or proprietary information ("Confidential Information") obtained from any other party in connection with the transactions contemplated hereby, to any individual or entity (other than its directors, officers, employees, agents and representatives with a need to know such Confidential Information in order to consummate the transactions contemplated hereby), and (iii) not to use any Confidential Information for any purpose. If the parties fail to close the transactions contemplated hereby, each party agrees to return to the other party or to destroy all Confidential Information obtained from the other party in its possession upon the written request of the other party. Notwithstanding anything in this Section 17.14 to the contrary, the parties acknowledge and agree that (x) Patriot may file a copy of this Agreement or any part hereof (including the Exhibits and Schedules hereto) with the Securities and Exchange Commission as a part of any Form 8-K filing of Patriot; provided, however, that Patriot shall avoid including the Exhibits and Schedules attached hereto as a part of any such Form 8-K filing if it determines in good faith that such Exhibits and Schedules are not necessary or appropriate in connection with such filing and (y) each of Marriott and Patriot may provide a copy of this Agreement to any party from whom it is obligated to seek to obtain a consent or approval in connection herewith.

                      17.15 Dispute Resolution. The parties intend and desire for the United States District Court for the District of Maryland to have sole and exclusive jurisdiction to resolve any and all disputes that may arise under or in connection with this Agreement and the transactions contemplated herein; provided that nothing in this Section 17.11 shall preclude Patriot from maintaining the Texas Case referred to in Section 9.2 to the extent such case is not ultimately dismissed in accordance with Section 9.2.

                      17.16 Operation of this Agreement. Interstate has entered into this Agreement solely to facilitate the consummation of the Merger in accordance with the terms of the Agreement and Plan of Merger dated December 2, 1997. Accordingly, Sections 3 and 4 (except for Section 4.3) of this Agreement will not impose any obligations or otherwise be binding on Interstate, Patriot, or Marriott unless and until the Merger is completed in accordance with the terms of such Agreement and Plan of Merger. In the event that the Merger does not occur on or prior to the date and time specified in the Agreement and Plan of Merger, then, as between Interstate and each of the other parties hereto, Interstate will be restored to the position it had prior to the execution of this Agreement. Each of Marriott, Patriot and Wyndham acknowledges and agrees that neither the existence of this Agreement, the discussions giving rise thereto nor any event referred to herein or contemplated hereby will limit or otherwise affect Interstate's rights under or in respect of the Agreement and Plan of Merger or otherwise or Marriott's rights with respect to the Franchise Agreements.

              IN WITNESS WHEREOF, each of the parties hereto has caused its duly authorized representatives to execute this Agreement as of the day and year first written above.

ATTEST:                                  MARRIOTT INTERNATIONAL, INC.


________________________________         By:__________________________(SEAL)
                                             John L. Williams,
                                             Senior Vice President



                                         INTERSTATE HOTELS CORPORATION



________________________________         By:__________________________(SEAL)
                                             J. William Richardson,
                                             Executive Vice President



                                         INTERSTATE HOTELS COMPANY



________________________________         By:__________________________(SEAL)
                                             J. William Richardson,
                                             Executive Vice President



                                         PATRIOT AMERICAN HOSPITALITY, INC.


________________________________         By:__________________________(SEAL)
                                             William W. Evans III
                                             President and Chief Operating
                                               Officer

                                         WYNDHAM INTERNATIONAL, INC.


________________________________         By:__________________________(SEAL)
                                             William W. Evans III
                                             Executive Vice President

                                List Of Exhibits
                                ----------------


Exhibit        A                        Exhibit A Hotels

               B                        Exhibit B Hotels

               B-1                      Form Submanagement Agreement

               C                        Exhibit C Hotels

               C-1                      Form Amendment to Tyson's Corner Management Agreement

               D                        Exhibit D Hotels

               D-1                      Form Letter to Third-Party Owners

               E-1                      Form Newco Charter

               E-2                      Form Newco Bylaws

               F-1                      Form IHC II, LLC Operating Agreement

               F-2                      Form Interstate Hotels, LLC Operating Agreement

               G                        Form Voting Agreement

               H                        Form Owners Agreement

               I                        Hotel Management Structure

               J                        Form Lease between Patriot and Wyndham

               K                        Form Primary Management Agreement between Wyndham and IHC II, LLC

               L                        Form Guarantee

               M                        Patriot Interests in Exhibit B Hotels

               N-1                      Form Opinion of Goodwin, Procter & Hoar LLP

               N-2                      Form Opinion of Jones, Day, Reavis & Pogue

               O-1                      Form Order of Dismissal of Maryland Case

               O-2                      Form Order of Dismissal of Texas Case

               P                        Form Amendment to Marriott Inn Franchise Agreement

                                         List Of Schedules
                                         -----------------


Schedule          2            Special Fee

                  3.1.4        Liquidated Damages (Exhibit A Hotels)

                  3.2.7 Forbearance Termination Event Liquidated Damages (Exhibit B Hotels)

                  3.3.5 Forbearance Termination Event Liquidated Damages (Exhibit C Hotels)

                  4.3.1 Forbearance Termination Event Liquidated Damages (Exhibit D Hotels)

                  6.2.6        Required Consents

                  7.1.3        Settlement Agreement Payments

                  12.4-B       Exhibit B Liquidated Damages

                  12.4-C       Exhibit C Liquidated Damages

                  12.4-D       Exhibit D Liquidated Damages

                                    EXHIBIT A

                          Hotels Terminated by Patriot

              Hotel                                  Termination Date                         Brand
              -----                                  ----------------                         -----
1.         Andover, MA                                One Year After                          MHRS
                                                    Date of Divestiture

2.         Arlington, TX                            Date of Divestiture                       MHRS

3.         Casa Marina, FL                            One Year After                          MHRS
                                                    Date of Divestiture

4.         Colorado Springs, CO                       One Year After                          MHRS
                                                    Date of Divestiture

5.         Valley Forge, PA                           One Year After                          MHRS
                                                    Date of Divestiture

6.         Reach, FL                                Date of Divestiture                       MHRS

7.         Roanoke, VA                              Date of Divestiture                       MHRS

8.         St. Louis, MO                               One Year After                         MHRS
                                                    Date of Divestiture

9.         Syracuse, NY                             Date of Divestiture                       MHRS

10.        Westborough, MA                          Date of Divestiture                       MHRS

                                    EXHIBIT B

                           Hotels Managed by Marriott


                Hotel                                   Effective Date                        Brand
                -----                                   --------------                        -----
1.       Albany, NY                                 Date of Divestiture                      MHRS

2.       Atlanta North, GA                          1 Year after Date of                     MHRS
                                                    Divestiture

3.       Conshohocken, PA                           1 Year after Date of                     MHRS
                                                    Divestiture

4.       Harrisburg, PA                             1 Year after Date of                     MHRS
                                                    Divestiture

5.       Houston, TX                                1 Year after Date of                     MHRS
                                                    Divestiture

6.       Indian River Plantation, FL                Date of Divestiture                      MHRS

7.       San Diego Mission Valley, CA               Date of Divestiture                      MHRS

8.       Minneapolis, MN                            1 Year after Date of                     MHRS
                                                    Divestiture

9.       Warner Center, CA                          Date of Divestiture                      MHRS

10.      Pittsburgh Airport, PA                     Date of Divestiture                      MHRS

                                    EXHIBIT C

                          Hotels with Contracts Assumed


                    Hotel                                 Brand
            ---------------------                         -----
1.          New Haven Orange, CT                           CY
2.          Tyson's Corner, VA                             MHRS
3.          Troy, MI                                       MHRS
4.          Westborough, MA                                CY
5.          St. Louis, MO                                  CY
6.          Pittsburgh Airport, PA                         RI

                                    EXHIBIT D

                           Hotels Owned by 3rd Parties

                    Hotel                                         Brand
            -----------------------                          --------------
1.          Boca Raton, FL                                         MHRS
2.          Charlotte Executive Park, NC                           MHRS
3.          Cincinnati, OH*                                        MHRS
4.          Ft. Lauderdale North, FL                               MHRS
5.          Laguna Cliffs Dana Point, CA                           MHRS
6.          Manhattan Beach, CA                                    MHRS
7.          Memphis, TN                                            MHRS
8.          Ontario Airport, CA                                    MHRS
9.          Orlando Airport, FL                                    MHRS
10.         Pittsburgh City Center, PA                             MHRS
11.         Pittsburgh Green Tree, PA                              MHRS
12.         Providence, RI                                         MHRS
13.         San Francisco, CA                                      MHRS
14.         Sawgrass, FL                                           MHRS
15.         Trumbull, CT                                           MHRS
16.         Waterford Oklahoma City, OK                            MHRS
17.         Orlando I Drive, FL*                                   MHRS
18.         Moscow, Russia                                         MHRS
19.         Albany, NY (CY)                                        CY
20.         Burlington, VT (RI)                                    RI
21.         Chambersberg, PA (FFI)                                 FFI
22.         Colorado Springs, CO (RI)                              RI
23.         Eagan Minneapolis, MN (RI)                             RI
24.         Jackson, MS (FFI)                                      FFI
25.         Madison, WI (RI)                                       RI
26.         Manhattan, NY (CY)                                     CY
27.         Memphis, MS (FFI)                                      FFI
28.         Mobile Gulf, AL (CY)                                   CY
29.         Oklahoma City, OK (RI)                                 RI
30.         Omaha Central NE (RI)                                  RI
31.         Princeton, NJ (RI)                                     RI
32.         Tinton Falls, NJ (RI)                                  RI
33.         Tucson, AZ (RI)                                        RI
34.         Vicksburg, MS (FFI)                                    FFI
35.         Boise, Idaho                                           RI
36.         Portland, Oregon                                       RI

* The parties acknowledge that these hotels will exit the system without any payments to either party.